                                                                       EXHIBIT 2
                                                                  CONFORMED COPY

--------------------------------------------------------------------------------


                         AGREEMENT AND PLAN OF MERGER


                                     AMONG

                          RELIASTAR FINANCIAL CORP.,
                           NORTHSTAR HOLDING, INC.,

                                      AND

                          PILGRIM CAPITAL CORPORATION


--------------------------------------------------------------------------------

                           DATED AS OF JULY 22, 1999

                                TABLE OF CONTENTS

                                                                                                                  PAGE
ARTICLE I  The Merger.............................................................................................   2
   1.1    Effective Time of the Merger............................................................................   2
   1.2    Closing.................................................................................................   2
   1.3    Effects of the Merger...................................................................................   2
   1.4    Certificate of Incorporation and Bylaws of the Surviving Corporation....................................   3

ARTICLE II  Conversion of Securities..............................................................................   3
   2.1    Effect on Capital Stock.................................................................................   3
       (a)   Capital Stock of Northstar...........................................................................   3
       (b)   Pilgrim Common Stock.................................................................................   3
       (c)   Adjustment to Merger Consideration Based Upon Pilgrim Mutual
             Fund Assets Under Management.........................................................................   4
       (d)   Adjustment in Consideration Based Upon ReliaStar Average Share Price.................................   5
       (e)   Fractional Shares....................................................................................   5
       (f)   ReliaStar Stock......................................................................................   6
       (g)   Pilgrim Stock Options................................................................................   6
       (h)   Dissenters'Rights....................................................................................   6
       (i)   Adjustments..........................................................................................   7
   2.2    Exchange of Certificates................................................................................   7

ARTICLE III  Representations and Warranties of Pilgrim............................................................   9
   3.1    General.................................................................................................   9
   3.2    Representations and Warranties.........................................................................   10
       (a)   Organization, Standing, Qualification...............................................................   10
       (b)   Capitalization......................................................................................   11
       (c)   Authorization and Execution.........................................................................   11
       (d)   No Conflicts........................................................................................   12
       (e)   SEC Reports and Financial Statements................................................................   13
       (f)   Proxy Statement/Prospectus..........................................................................   13
       (g)   Absence of Certain Changes or Events................................................................   14
       (h)   Tax Matters.........................................................................................   15
       (i)   Properties..........................................................................................   16
       (j)   Material Contracts..................................................................................   17
       (k)   Intellectual Property...............................................................................   18
       (l)   Litigation..........................................................................................   18
       (m)   Permits; Compliance with Laws.......................................................................   19
       (n)   No Brokers or Finders...............................................................................   19
       (o)   Retirement and Benefit Plans; Employees.............................................................   19
       (p)   Environmental Matters...............................................................................   21
       (q)   Labor Matters.......................................................................................   22

       (r)   Vote Required.......................................................................................   22
       (s)   Anti-Takeover Provisions............................................................................   22
       (t)   Year 2000 Compliance................................................................................   22
       (u)   Insurance Coverage..................................................................................   22
       (v)   Management Agreements...............................................................................   22

ARTICLE IV  Representations and Warranties Relating to the Pilgrim Funds.........................................   23
   4.1    General................................................................................................   23
   4.2    Representations and Warranties.........................................................................   23
       (a)   No Prohibitions.....................................................................................   23
       (b)   No Unfair Burden....................................................................................   24
       (c)   Organization of the Funds...........................................................................   24
       (d)   Capitalization of the Pilgrim Funds.................................................................   24
       (e)   Financial Statements of the Pilgrim Funds...........................................................   24
       (f)   Accuracy of Financial Statements....................................................................   25
       (g)   Compliance With Applicable Law......................................................................   25
       (h)   No Conflicts........................................................................................   26
       (i)   Adherence to Investment Policies and Restrictions...................................................   26
       (j)   Litigation..........................................................................................   26
       (k)   Required Reports....................................................................................   27
       (l)   Taxes...............................................................................................   27
       (m)   Contracts...........................................................................................   27
       (n)   No Material Adverse Changes.........................................................................   28
       (o)   Books...............................................................................................   28
       (p)   Absence of Undisclosed Liabilities..................................................................   28
       (q)   No Pending Transaction..............................................................................   28
       (r)   Proxy Statements/Prospectuses.......................................................................   28
       (s)   Code of Ethics......................................................................................   28
       (t)   No Disqualification.................................................................................   29
       (u)   Insurance...........................................................................................   29

ARTICLE V  Representations and Warranties of ReliaStar and Northstar.............................................   29
   5.1    General................................................................................................   29
   5.2    Representations and Warranties.........................................................................   29
       (a)   Organization, Standing, Qualification...............................................................   29
       (b)   Capitalization......................................................................................   30
       (c)   Authorization and Execution.........................................................................   30
       (d)   No Conflicts........................................................................................   31
       (e)   SEC Reports and Financial Statements................................................................   32
       (f)   Proxy Statement/Prospectus..........................................................................   32
       (g)   Litigation..........................................................................................   32
       (h)   Permits; Compliance with Laws.......................................................................   33
       (i)   No Brokers or Finders...............................................................................   33
       (j)   Absence of Certain Changes or Events................................................................   33
       (k)   No Material Adverse Effect..........................................................................   33

       (l)   Year 2000 Compliance................................................................................  33

ARTICLE VI  Covenants Relating to the Pilgrim Funds..............................................................  34
   6.1    Requisite Approvals Concerning the Pilgrim Funds.......................................................  34
   6.2    Termination of Existing Advisory, Sub-Advisory, and Distribution Arrangements..........................  34
   6.3    Information Regarding the Pilgrim Funds................................................................  34
   6.4    Access to Information Regarding the Pilgrim Funds......................................................  34
   6.5    The Registrants'Registration Statements................................................................  35
   6.6    Operations of the Pilgrim Funds........................................................................  35
   6.7    Undertakings Related to Section 15(f) of the 1940 Act..................................................  35
   6.8    Continued Qualification................................................................................  36

ARTICLE VII  Covenants Relating to the Parties...................................................................  36
   7.1    Business Operations of Pilgrim.........................................................................  36
   7.2    Cooperation............................................................................................  39
   7.3    Access to Information..................................................................................  39
   7.4    No Solicitation........................................................................................  39
   7.5    Proxy Statement/Prospectus; Board Recommendation.......................................................  41
   7.6    Stockholders'Meetings of Pilgrim and the Pilgrim Funds; Consents for Pools.............................  41
   7.7    Legal Conditions to Merger.............................................................................  42
   7.8    Tax-Free Reorganization................................................................................  42
   7.9    NYSE Listing...........................................................................................  43
   7.10      Stock Plans and Options.............................................................................  43
   7.11      Consents............................................................................................  44
   7.12      Pilgrim Mutual Fund Assets Under Management.........................................................  44
   7.13      Additional Agreements; Reasonable Efforts...........................................................  44
   7.14      Confidentiality Agreement...........................................................................  44

ARTICLE VIII  Conditions Precedent...............................................................................  45
   8.1    Conditions to the Parties'Obligation to Effect the Merger..............................................  45
       (a)   Stockholder Approval................................................................................  45
       (b)   HSR Act.............................................................................................  45
       (c)   Approvals...........................................................................................  45
       (d)   No Injunctions or Restraints; Illegality............................................................  45
       (e)   Tax Opinions........................................................................................  45
       (f)   Proxy Statement/Prospectus..........................................................................  46
   8.2    Additional Conditions to the Obligations of ReliaStar and Northstar....................................  46
       (a)   Representations and Warranties......................................................................  46
       (b)   Performance of Obligations of Pilgrim...............................................................  46
       (c)   No Material Adverse Change..........................................................................  47
       (d)   Officers'Certificate................................................................................  47
       (e)   Pilgrim Mutual Fund Assets Under Management.........................................................  47
       (f)   Legal Opinions......................................................................................  47
       (g)   Comfort Letter......................................................................................  47
       (h)   Dissenters'Rights...................................................................................  47

       (i)   Certain Consents....................................................................................  47
   8.3    Additional Conditions to the Obligation of Pilgrim.....................................................  48
       (a)   Representations and Warranties......................................................................  48
       (b)   Performance of Obligations of ReliaStar and Northstar...............................................  48
       (c)   No Material Adverse Change..........................................................................  48
       (d)   Officers'Certificate................................................................................  48
       (e)   NYSE................................................................................................  49
       (f)   Legal Opinion.......................................................................................  49
       (g)   Comfort Letter......................................................................................  49

ARTICLE IX  Conduct and Transactions After the Effective Time....................................................  49
   9.1    Employee Matters.......................................................................................  49
   9.2    Indemnification........................................................................................  50
   9.3    Directors and Officers Liability Insurance.............................................................  50

ARTICLE X  Termination...........................................................................................  50
   10.1      Generally...........................................................................................  50
   10.2      Procedure and Effect of Termination.................................................................  51
   10.3      Expenses; Termination Fee...........................................................................  52

ARTICLE XI  Miscellaneous Provisions.............................................................................  53
   11.1      Termination of Representations and Warranties.......................................................  53
   11.2      Amendment and Modification..........................................................................  53
   11.3      Waiver of Compliance; Consents......................................................................  53
   11.4      Press Releases and Public Announcements.............................................................  53
   11.5      Notices.............................................................................................  54
   11.6      Assignment..........................................................................................  55
   11.7      Interpretation......................................................................................  55
   11.8      Governing Law.......................................................................................  55
   11.9      Counterparts........................................................................................  55
   11.10     Headings; Internal References.......................................................................  55
   11.11     Entire Agreement....................................................................................  56
   11.12     Severability........................................................................................  56
   11.13     Equitable Remedies..................................................................................  56
   11.14     Disclosure Schedule.................................................................................  56


EXHIBITS

       A   Form of Opinions of Special Counsel to Pilgrim
       B   Form of Opinion of Faegre & Benson LLP

                            INDEX OF DEFINED TERMS

TERM                                                                                                  LOCATION
1940 Act................................................................................................Recitals
accumulated funding deficiency.....................................................................(S) 3.2(o)(3)
Acquisition Proposal...............................................................................(S) 7.4(a)(1)
Advisers Act.......................................................................................(S) 3.2(a)(2)
affiliate............................................................................................(S) 11.7(c)
Aggregate Percentage Reduction.....................................................................(S) 2.1(c)(1)
Agreement...............................................................................................Preamble
Applicable Law........................................................................................(S) 4.2(g)
Assets Under Management Percentage....................................................................(S) 2.1(c)
Base Amount...........................................................................................(S) 2.1(c)
Benefit Plan.......................................................................................(S) 3.2(o)(1)
Board....................................................................................................(S) 6.1
business day.........................................................................................(S) 11.7(d)
Cash Consideration....................................................................................(S) 2.1(b)
CBOs....................................................................................................Recitals
Certificate of Merger....................................................................................(S) 1.1
Certificates..........................................................................................(S) 2.1(f)
CLOs....................................................................................................Recitals
Closing..................................................................................................(S) 1.2
Closing Date.............................................................................................(S) 1.2
Code....................................................................................................Recitals
Constituent Corporations..............................................................................(S) 1.3(a)
Delaware Law.............................................................................................(S) 1.1
Dissenting Shares..................................................................................(S) 2.1(h)(l)
Dollar Denominated Consideration......................................................................(S) 2.1(b)
Effective Time...........................................................................................(S) 1.1
Environmental Law...............................................................................(S) 3.2(p)(1)(A)
ERISA..............................................................................................(S) 3.2(o)(1)
ERISA Affiliates...................................................................................(S) 3.2(o)(9)
Exchange Act.......................................................................................(S) 3.2(e)(1)
Exchange Agent........................................................................................(S) 2.2(a)
Exchange Fund.........................................................................................(S) 2.2(a)
GAAP...............................................................................................(S) 3.2(e)(3)
Governmental Authority.............................................................................(S) 3.2(d)(2)
Hazardous Substance.............................................................................(S) 3.2(p)(1)(B)
HSR Act............................................................................................(S) 3.2(d)(2)
Northstar...............................................................................................Preamble
including............................................................................................(S) 11.7(a)
Management Agreements.................................................................................(S) 3.2(v)
Material Adverse Effect..................................................................................(S) 3.1

Material Contracts....................................................................................(S) 3.2(j)
Merger..................................................................................................Preamble
Merger Consideration..................................................................................(S) 2.1(b)
NASD...............................................................................................(S) 3.2(d)(2)
Northstar...............................................................................................Preamble
NYSE..................................................................................................(S) 2.1(b)
Option Ratio.........................................................................................(S) 7.10(c)
Pension Plan.......................................................................................(S) 3.2(o)(1)
person...............................................................................................(S) 11.7(b)
Pilgrim.................................................................................................Preamble
Pilgrim Assets Mutual Fund Under Management...........................................................(S) 2.1(c)
Pilgrim Common Stock....................................................................................Recitals
Pilgrim Consolidated Group.........................................................................(S) 3.2(h)(4)
Pilgrim Disclosure Schedule..............................................................................(S) 3.1
Pilgrim Employee Plan(s)...........................................................................(S) 3.2(o)(1)
Pilgrim Fund Family...................................................................................(S) 4.2(c)
Pilgrim Funds...........................................................................................Recitals
Pilgrim Option Plans..................................................................................(S) 2.1(g)
Pilgrim Options.......................................................................................(S) 2.1(g)
Pilgrim Securities......................................................................................Recitals
Pilgrim SEC Reports................................................................................(S) 3.2(e)(1)
Pools...................................................................................................Recitals
Proprietary Rights....................................................................................(S) 3.2(k)
Proxy Statement/Prospectus...............................................................................(S) 7.5
Registrant............................................................................................(S) 4.2(c)
ReliaStar...............................................................................................Preamble
ReliaStar Average Share Price.........................................................................(S) 2.1(b)
ReliaStar Common Stock..................................................................................Recitals
ReliaStar Disclosure Schedule............................................................................(S) 5.1
ReliaStar Rights......................................................................................(S) 5.2(b)
ReliaStar Rights Agreement............................................................................(S) 5.2(b)
ReliaStar SEC Reports..............................................................................(S) 5.2(e)(1)
Reorganization........................................................................................(S) 7.8(a)
reportable event...................................................................................(S) 3.2(o)(3)
Reports...............................................................................................(S) 4.2(k)
SEC................................................................................................(S) 3.2(d)(2)
Securities Act.....................................................................................(S) 3.2(e)(1)
Share Consideration...................................................................................(S) 2.1(b)
subsidiary...........................................................................................(S) 11.7(g)
Superior Proposal.....................................................................................(S) 7.4(d)
Surviving Corporation.................................................................................(S) 1.3(a)
Tax Returns........................................................................................(S) 3.2(h)(1)
Taxes..............................................................................................(S) 3.2(h)(1)
Third Party..........................................................................................(S) 10.3(d)
Third-Party Transaction..............................................................................(S) 10.3(d)

to the knowledge of a party..........................................................................(S) 11.7(f)
Welfare Plan.......................................................................................(S) 3.2(o)(1)

                         AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement"), dated as of July 22, 1999, is made among ReliaStar Financial Corp., a Delaware corporation ("ReliaStar"), Northstar Holding, Inc., a Delaware corporation and a wholly owned subsidiary of ReliaStar ("Northstar"), and Pilgrim Capital Corporation, a Delaware corporation ("Pilgrim").

                                   RECITALS

     Pilgrim (or one or more of its subsidiaries) acts as investment adviser for five open-end and one closed-end investment companies (collectively, the "Pilgrim Funds") registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     Pilgrim Securities, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Pilgrim ("Pilgrim Securities"), acts as the broker-dealer for the investment companies advised by Pilgrim or its subsidiaries.

     Pilgrim (or one or more of its subsidiaries) is a collateral manager to certain special purpose corporations that issue collateralized loan obligations ("CLOs"), collateralized bond obligations ("CBOs"), and collateralized pools of mixed bonds and loans (which, together with CLOs and CBOs are collectively referred to as the "Pools").

     Northstar (or one or more of its subsidiaries) acts as investment adviser for a number of open-end investment companies registered under the 1940 Act.

     The Boards of Directors of ReliaStar, Northstar, and Pilgrim deem it advisable and in the best interests of each corporation and its respective stockholders that Northstar and Pilgrim combine in order to advance the long-term business interests of ReliaStar, Northstar, and Pilgrim.

     The strategic combination of Northstar and Pilgrim shall be effected by the terms of this Agreement through a transaction in which Pilgrim will merge with and into Northstar and the stockholders of Pilgrim will become stockholders of ReliaStar (the "Merger").

     In furtherance of the Merger, and upon the terms of this Agreement, each share of Pilgrim's common stock, $.01 par value per share ("Pilgrim Common Stock"), issued and outstanding at the Effective Time (as defined in Section 1.1), shall be converted into a fraction of a share of common stock, $.01 par value per share, of ReliaStar ("ReliaStar Common Stock") and cash.

     For federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   AGREEMENT

     Now, therefore, the parties agree as follows:


                                   ARTICLE I

                                  THE MERGER
                                  ----------

     1.1  Effective Time of the Merger. Subject to the terms of this a
          ----------------------------
certificate of merger (the "Certificate of Merger") shall be duly Agreement, executed and acknowledged by the Constituent Corporations (as defined in Section 1.3) and delivered to the office of the Delaware Secretary of State for filing, as provided in Section 251 of the Delaware General Corporation Law (the "Delaware Law"), as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective at the time at which the Certificate of Merger shall have been filed with the Delaware Secretary of State or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     1.2  Closing. The closing of the Merger (the "Closing") will take place at
          -------
11:00 a.m., Minneapolis time, on a date to be specified by ReliaStar and Pilgrim, which shall be no later than the third business day after satisfaction or waiver (to the extent waivable under Article VIII) of all conditions to the consummation of the Merger set forth in Article VIII of this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Faegre & Benson LLP, Minneapolis, Minnesota, unless another date or place is agreed to by ReliaStar and Pilgrim. The date on which the Closing occurs is referred to as the "Closing Date." All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

     1.3  Effects of the Merger.
          ---------------------

          (a) At the Effective Time, in accordance with this Agreement and the Delaware Law, (1) Pilgrim shall be merged with and into Northstar, (2) the separate corporate existence of Pilgrim shall cease, and (3) Northstar shall be the surviving corporation and shall continue to be governed by the Delaware Law (Northstar and Pilgrim are sometimes referred to in this Agreement as the "Constituent Corporations," and Northstar is sometimes referred to in this Agreement as the "Surviving Corporation").

          (b) The Merger shall have the other effects set forth in Sections 259 and 261 of the Delaware Law.

     1.4  Certificate of Incorporation and Bylaws of the Surviving Corporation.
          --------------------------------------------------------------------

          (a) The Certificate of Incorporation of Northstar as in effect immediately before the Effective Time shall be the Certificate of Incorporation of the Surviving

     Corporation, until duly amended in accordance with the terms thereof and of the Delaware Law.

          (b) The Bylaws of Northstar in effect immediately before the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with their terms, the Certificate of Incorporation of the Surviving Corporation, and the Delaware Law.

                                  ARTICLE II
                                  ----------

                           CONVERSION OF SECURITIES
                           ------------------------

     2.1  Effect on Capital Stock. Subject to the other provisions of this
          -----------------------
Article II, at the Effective Time, by virtue of the Merger and without any action on the part of ReliaStar, Pilgrim, Northstar, or the holder of any shares of the following securities:

          (a)  Capital Stock of Northstar. Each issued and outstanding share of
               --------------------------
     the capital stock of Northstar shall remain outstanding as one share of capital stock of the Surviving Corporation and shall not be converted into any other securities or cash in the Merger. The certificates for such shares shall not be surrendered or in any way modified by reason of the Merger. No stock of Northstar will be issued in the Merger.

          (b)  Pilgrim Common Stock. Subject to adjustment as provided in
               --------------------
     Sections 2.1(c) and 2.1(d), each issued and outstanding share of Pilgrim Common Stock (other than shares of Pilgrim Common Stock held of record by ReliaStar, Northstar, or Pilgrim or any other direct or indirect subsidiary of ReliaStar or Pilgrim immediately before the Effective Time unless such shares are held in the ordinary course of the corporation's investment business, and other than shares of Pilgrim Common Stock as to which dissenters' rights of appraisal have been exercised as contemplated by
     Section 2.1(h)) shall be automatically converted into and become the right to receive (1) .50 shares of ReliaStar Common Stock (the "Share Consideration"), and (2) cash in the amount of $12.50 (the "Cash Consideration" and, together with the Share Consideration, the "Merger Consideration"). Subject to adjustment as provided in Section 2.1(c), the sum of (A) the average per-share closing price of ReliaStar Common Stock on the New York Stock Exchange (the "NYSE") for the five trading days immediately preceding the date that is three days before the Closing Date (the "ReliaStar Average Share Price") multiplied by .50 and (B) $12.50 is called the "Dollar Denominated Consideration." At the Effective Time, each share of Pilgrim Common Stock held of record by ReliaStar, Northstar, or Pilgrim or any direct or indirect subsidiary of ReliaStar or Pilgrim (unless such shares are held in the ordinary course of the corporation's investment business) shall be canceled and cease to exist, and no payment shall be made with respect to those shares.

          (c)  Adjustment to Merger Consideration Based Upon Pilgrim Mutual
               ------------------------------------------------------------
     Fund Assets Under Management. If Pilgrim Mutual Fund Assets Under
     ----------------------------
     Management (as
     defined in this Section below) are less than 85% of $5,277,627,234 (the "Base Amount"), then the Dollar Denominated Consideration, Share Consideration, and Cash Consideration shall be adjusted as follows, based upon Pilgrim Mutual Fund Assets Under Management as a percentage (rounded to the nearest one hundredth of one percent) of the Base Amount (the "Assets Under Management Percentage"):

                    (1) the Dollar Denominated Consideration shall be reduced (A) by a percentage (rounded to the nearest one hundredth of one percent) equal to the excess of 85% over the greater of 75% or the Assets Under Management Percentage (e.g., if the Pilgrim Mutual Fund Assets Under Management equals $4,222,629,500, which rounded to the nearest one hundredth of one percent equals 80.01% of the Base Amount, then the Dollar Denominated Consideration shall be reduced a total of 4.99%), (B) by an additional percentage (rounded to the nearest one hundredth of one percent) equal to two times the excess, if any, of 75% over the greater of 65% or the Assets Under Management Percentage (e.g., if the Pilgrim Mutual Fund Assets Under Management equals $3,696,977,877, which rounded to the nearest one hundredth of one percent equals 70.05% of the Base Amount, then the Dollar Denominated Consideration shall be reduced a total of 19.9%), and (C) by an additional percentage (rounded to the nearest one hundredth of one percent) equal to three times the excess, if any, of 65% over the greater of 55% or the Assets Under Management Percentage (e.g., if the Pilgrim Mutual Fund Assets Under Management equals $3,137,549,391, which rounded to the nearest one hundredth of one percent equals 59.45% of the Base Amount, then the Dollar Denominated Consideration shall be reduced a total of 46.65%) (the aggregate reduction in Dollar Denominated Consideration pursuant to the foregoing clauses (A) through
               (C), expressed as an aggregate percentage, is called the "Aggregate Percentage Reduction");

                    (2) the Share Consideration shall be reduced to a decimal number of shares of ReliaStar Common Stock equal to
               (A) 100% less the Aggregate Percentage Reduction, multiplied by (B) .50; and

                    (3) the Cash Consideration shall be reduced to an amount equal to (A) 100% less the Aggregate Percentage Reduction, multiplied by (B) $12.50.

          For purposes of this Agreement, "Pilgrim Mutual Fund Assets Under Management" means the aggregate of the net assets of the open-end and closed-end Pilgrim Funds (including assets acquired with borrowings by the closed-end Pilgrim Fund), as adjusted to eliminate increases or decreases attributable exclusively to positive or negative changes in the market value of portfolio assets since the calculation of the Base Amount.

          (d)  Adjustment in Consideration Based Upon ReliaStar Average
               --------------------------------------------------------
     Share Price. If the ReliaStar Average Share Price exceeds $42.00, then
     -----------
     ReliaStar may elect, by written notice to Pilgrim on or prior to the Closing Date, to adjust the Cash Consideration and the Share Consideration (after giving effect to any adjustment to each required by Section 2.1(c)), as follows:

               (1) The Cash Consideration shall be increased to an amount specified by ReliaStar in such notice, not to exceed the lesser of (A) (i) $12.50 (or, if applicable, the amount to which the Cash Consideration shall have been adjusted pursuant to Section 2.1(c)) per share, plus (ii) .50 (or, if applicable, the decimal number to which the Share Consideration shall have been adjusted pursuant to Section 2.1(c)) multiplied by the excess of the ReliaStar Average Share Price over $42.00, or (B) 50% of the Dollar Denominated Consideration (determined after giving effect to any adjustment thereto required by Section 2.1(c)); and

               (2) The Share Consideration shall be reduced from .50 (or, if applicable, the decimal to which the Share Consideration shall have been adjusted pursuant to Section 2.1(c)) shares of ReliaStar Common Stock to a decimal number of shares of ReliaStar Common Stock equal to (A) the excess of the Dollar Denominated Consideration (determined after giving effect to any adjustment thereto required by Section 2.1(c)) over the Cash Consideration, as adjusted pursuant to the foregoing clause (1), divided by (B) the ReliaStar Average Share Price.

          (e)  Fractional Shares. No scrip or fractional shares of ReliaStar
               -----------------
     Common Stock shall be issued in the Merger. Each fractional share of ReliaStar Common Stock that a holder of Pilgrim Common Stock would otherwise be entitled to receive (after aggregating all shares of ReliaStar Common Stock to be received by that holder) shall be automatically converted into the right to receive, at the Effective Time from ReliaStar, an amount in cash in lieu of the fractional share of ReliaStar Common Stock equal to the product of the fraction multiplied by the ReliaStar Average Share Price (rounded up or down to the nearest $.01). ReliaStar will make available to the Exchange Agent (as defined in Section 2.2) the cash necessary for the purpose of paying for fractional shares.

          (f)  ReliaStar Stock. All shares of ReliaStar Common Stock into which
               ---------------
     the shares of Pilgrim Common Stock are converted shall be validly issued, fully paid and nonassessable and will have ReliaStar Rights attached thereto in accordance with the ReliaStar Rights Agreement (as such terms are defined in Section 5.2(b)). All shares of Pilgrim Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and holders of certificates that immediately before the Effective Time represented shares of Pilgrim Common Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive the shares of ReliaStar Common Stock and any cash to be issued or paid in consideration therefor upon the surrender of the Certificates in accordance with Section 2.2, without interest.

          (g)  Pilgrim Stock Options. At the Effective Time, all outstanding
               ---------------------
     options to purchase Pilgrim Common Stock (the "Pilgrim Options") and Pilgrim performance shares under the Pilgrim Stock Option Plan, the Pilgrim Performance Share Plan, and the Pilgrim 1998 Directors' Stock Option Plan (collectively, the "Pilgrim Option Plans") will become options or performance shares, as the case may be, to purchase ReliaStar Common Stock in accordance with Section 7.10.

          (h)  Dissenters' Rights.
               ------------------

               (1) Notwithstanding any provision of this Agreement to the contrary, any shares of Pilgrim Common Stock held by a holder who has properly asserted his right, if any, for appraisal of such shares in accordance with the Delaware Law and who, as of the Effective Time, has not effectively lost such right to appraisal (the "Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to
          Section 2.1(b), but the holder thereof shall only be entitled to such rights as are granted by the Delaware Law.

               (2) Notwithstanding the provision of Section 2.1(h)(l), if any holder of shares of Pilgrim Common Stock who asserts his rights, if any, for appraisal or demands payment for such shares under the Delaware Law shall effectively lose his right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares of Pilgrim Common Stock shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in
          Section 2.1(b), upon surrender of the Certificates representing such shares.

          (i)  Adjustments. The Share Consideration and Cash Consideration
               -----------
     shall be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization, exchange, subdivision, combination of, or other similar change (including the exercise of any ReliaStar Rights under the ReliaStar Rights Agreement) in ReliaStar Common Stock or Pilgrim Common Stock after the date of this Agreement.

     2.2  Exchange of Certificates.
          ------------------------

          (a) The transfer agent for ReliaStar Common Stock shall serve as exchange agent hereunder (the "Exchange Agent"). Promptly after the Effective Time, ReliaStar shall deposit in trust with the Exchange Agent certificates representing the number of whole shares of ReliaStar Common Stock to which the holders of Pilgrim Common Stock are entitled under this
     Article II, together with cash sufficient to cover the aggregate Cash Consideration to be paid to holders of Pilgrim Common Stock and to pay for fractional shares then known to ReliaStar (such cash amounts and certificates being referred to as the "Exchange Fund"). The Exchange Agent shall, under irrevocable instructions received from ReliaStar, deliver the number of shares of ReliaStar Common Stock and pay the amounts of cash provided for in this
     Article II out of the Exchange Fund. Additional amounts of cash, if any, needed from time to time by the Exchange Agent shall be provided by ReliaStar and shall become part of the Exchange Fund. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement, or as otherwise agreed to by ReliaStar and Pilgrim before the Effective Time.

          (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of Pilgrim Common Stock (except as provided in the first parenthetical in Section 2.1(b)) who, as of the Effective Time was a holder of a Certificate, a letter of transmittal (reasonably satisfactory in form and substance to Pilgrim and ReliaStar) and instructions for its use in effecting the surrender of the Certificate for payment therefor and conversion thereof. Delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificate to the Exchange Agent and the letter of transmittal shall so reflect. Upon surrender to the Exchange Agent of a Certificate, together with a letter of transmittal duly executed and properly completed, the holder of the Certificate shall be entitled to receive in exchange therefor (1) shares of ReliaStar Common Stock and cash to which that holder of Pilgrim Common Stock is entitled pursuant to the terms of this Agreement (with the cash amount being rounded up or down to the nearest $.01) and (2) as to any fractional share, a check representing the cash amount to which the holder is entitled under Section 2.1, and the Certificate so surrendered shall be marked "Cancelled." No interest will be paid or accrued on any Cash Consideration or any cash in lieu of fractional shares payable upon surrender of the Certificate.

          (c) ReliaStar shall pay any transfer or other taxes required by reason of the issuance of a certificate representing shares of ReliaStar Common Stock if the certificate is issued in the name of the person in whose name the Certificate surrendered in exchange therefor is registered; provided, however, that ReliaStar shall not pay any transfer or other tax
     --------  -------
     tax if the obligation to pay the tax under applicable law is solely that of the stockholder or if payment of any such tax by ReliaStar otherwise would cause the Merger to fail to qualify as a tax-free reorganization under the Code. If any portion of the consideration to be received under this Article II upon exchange of a Certificate is to be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of ReliaStar Common Stock or a check representing the Cash Consideration or any cash for a fractional share to such other person, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable.

          (d)  From the Effective Time until surrender in accordance with this
     Section 2.2, each Certificate (other than Certificates representing shares held by

     ReliaStar, Northstar, or Pilgrim or any direct or indirect subsidiary of ReliaStar or Pilgrim, unless such shares are held in the ordinary course of the corporation's investment business) shall be deemed, for all corporate purposes other than the payment of dividends or other distributions, to evidence only the right to receive the cash and ReliaStar Common Stock into which such shares of Pilgrim Common Stock shall have been so converted or, in the case of Dissenting Shares, to evidence only such rights as are granted by the Delaware Law. No dividends that are otherwise payable on ReliaStar Common Stock will be paid to persons entitled to receive ReliaStar Common Stock until such persons surrender their Certificates. After surrender, there shall be paid to the person in whose name the ReliaStar Common Stock shall be issued any dividends on ReliaStar Common Stock that shall have a record date and payment date on or after the Effective Time and before surrender. If the payment date for any such dividend is after the date of surrender, payment shall be made on the payment date. Persons entitled to receive such dividends are not entitled to receive interest on those dividends. All payments in respect of shares of Pilgrim Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to those securities.

          (e) In case of any lost, stolen, or destroyed Certificate, the holder thereof may be required, as a condition precedent to the delivery to the holder of the consideration described in Section 2.1, and in accordance with Section 167 of the Delaware Law, to deliver to ReliaStar a bond in such reasonable sum as ReliaStar may direct as indemnity against any claim that may be made against the Exchange Agent, ReliaStar, or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen, or destroyed.

          (f) After the Effective Time, there shall be no transfers on the books of the Surviving Corporation of the shares of Pilgrim Common Stock that were outstanding immediately before the Effective Time. If, after the Effective Time, Certificates are presented to Surviving Corporation for transfer, they shall be canceled and exchanged for the consideration described in Section 2.1. After the Effective Time, the shares of Pilgrim Common Stock shall be delisted from the NYSE.

          (g) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Pilgrim for one year after the Effective Time shall be returned to ReliaStar, upon demand, and any holder of Pilgrim Common Stock who has not theretofore complied with this Section 2.2 shall thereafter look only to ReliaStar for issuance of the Merger Consideration to which the holder has become entitled under Section 2.1; provided, however, that
                                                       --------  -------
     neither the Exchange Agent nor any party to this Agreement shall be liable to a holder of shares of Pilgrim Common Stock for any amount required to be paid to a public official under any applicable abandoned-property, escheat, or similar law.

                                  ARTICLE III
                                  -----------

                   REPRESENTATIONS AND WARRANTIES OF PILGRIM
                   -----------------------------------------

          3.1  General. Pilgrim represents and warrants to ReliaStar and
               -------
Northstar that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by Pilgrim to ReliaStar on or before the date of this Agreement (the "Pilgrim Disclosure Schedule"). As used with respect to any person, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all changes or effects that have occurred before the determination of the occurrence of the Material Adverse Effect, has had or is reasonably likely to have a material adverse effect on the business financial condition, or results of operations of the person and its subsidiaries taken as a whole; provided,
                                                                   --------
however, that Material Adverse Effect with respect to any person shall not
-------
include any change in or effect upon the business, financial condition, or results of operations of such person or any of its subsidiaries directly or indirectly arising out of or attributable to (a) conditions, events, or circumstances generally affecting the economy as a whole, (b) conditions, events, or circumstances generally affecting the mutual fund industry as a whole (including regulatory and legal), or (c) any decreases in Pilgrim Mutual Fund Assets Under Management. It is further understood that any decrease in the market price of shares of ReliaStar Common Stock in the case of parent or Pilgrim Common Stock in the case of Pilgrim shall not be relevant to a determination of whether a Material Adverse Effect has occurred.

     3.2  Representations and Warranties.
          ------------------------------

          (a)  Organization, Standing, Qualification.
               -------------------------------------

               (1) Each of Pilgrim and its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the state of its organization and has the requisite power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. Each of Pilgrim and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated, or leased by it, or the nature of its business, makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect on Pilgrim. The Pilgrim Disclosure Schedule sets forth a list of all of Pilgrim's subsidiaries and their state of incorporation; except as so set forth and except for securities held solely for investment purposes, Pilgrim does not directly or indirectly own any capital stock of, or other equity interest in, any person. Copies of the charter and bylaws (or similar organizational documents) of Pilgrim and each subsidiary of Pilgrim have been made available to ReliaStar and are complete and correct as of the date hereof.

               (2) Pilgrim Investments, Inc. is and has been duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and under applicable state statutes. The Pilgrim Disclosure Schedule lists the jurisdictions in which Pilgrim Investments, Inc. is registered as an investment adviser. Each such registration is in full force and effect. Other than the jurisdictions set forth in the Pilgrim Disclosure Schedule for Pilgrim Investments, Inc., neither Pilgrim nor its subsidiaries is required to be registered as an investment adviser in any jurisdiction.

               (3) Pilgrim Securities is and has been duly registered as a broker-dealer under Applicable Law (as defined in Section 4.2(g)). The Pilgrim Disclosure Schedule lists the jurisdictions in which Pilgrim Securities is required to be registered as a broker-dealer. Each such registration is in full force and effect. Other than the jurisdictions set forth in the Pilgrim Disclosure Schedule, Pilgrim Securities is not required to be registered as a broker-dealer in any other jurisdiction. Pilgrim Securities is a member in good standing and has all licenses and authorizations in self-regulatory or trade organizations or registered clearing agencies, required to permit the operation of its business as presently conducted, except where such failure would not have a Material Adverse Effect on Pilgrim.

          (b)  Capitalization. The authorized capital stock of Pilgrim consists
               --------------
     of 10 million shares of Pilgrim Common Stock, of which, as of the close of business on July 20, 1999, 5,084,477 shares were issued and outstanding, and 100,000 shares of preferred stock, none of which are outstanding. All of the issued and outstanding shares of capital stock of Pilgrim and each of its subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not granted in violation of any statutory preemptive rights. There are no outstanding subscriptions, options, warrants, calls, or other agreements or commitments under which Pilgrim or any subsidiary is or may become obligated to issue, sell, transfer, or otherwise dispose of, or purchase, redeem, or otherwise acquire, any shares of capital stock of, or other equity interests in, Pilgrim or any subsidiary, and there are no outstanding securities convertible into or exchangeable for any such capital stock or other equity interests, except for options to purchase up to an aggregate of 1,270,000 shares of Pilgrim Common Stock, as of the close of business on July 20, 1999 and as set forth in the Pilgrim Disclosure Schedule. There are no stock appreciation rights, phantom stock rights, or performance shares outstanding issued by Pilgrim with respect to Pilgrim or any of its subsidiaries. Pilgrim owns, directly or indirectly, all of the issued and outstanding shares of each class of capital stock of each of its subsidiaries, free and clear of all liens, security interests, pledges, charges, and other encumbrances. There are no agreements or understandings to which Pilgrim or any of its subsidiaries is a party with respect to the capital stock of Pilgrim or its subsidiaries.

          (c)  Authorization and Execution. Pilgrim has the corporate power and
               ---------------------------
     authority to execute and deliver this Agreement and, subject to approval by the stockholders of a majority of the outstanding shares of Pilgrim Common Stock to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Pilgrim have been duly authorized by the Board of Directors of Pilgrim, and no further corporate action of Pilgrim, other than the approval of its stockholders, is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Pilgrim and, assuming the accuracy of the representations and warranties of ReliaStar set forth in
     Section 5.2(c), this Agreement constitutes the legal, valid, and binding obligation of Pilgrim, enforceable against Pilgrim in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally, and subject, to general principles of equity.

          (d)  No Conflicts. Neither the execution and delivery of this
               ------------
     Agreement by Pilgrim, nor the consummation by Pilgrim of the transactions contemplated hereby will:

               (1) conflict with or result in a breach of the charter, bylaws, or similar organizational documents, as currently in effect, of Pilgrim or any of its subsidiaries;

               (2) require any filing with, or consent or approval of, any government, state, or political subdivision thereof, entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, including the Securities and Exchange Commission (the "SEC") and any other government authority, agency, department, board, commission, or instrumentality of the United States, any State of the United States, or any political subdivision thereof, any court, tribunal, or arbitrator of competent jurisdiction, or any governmental or non-governmental self-regulatory organization, agency, or authority (including the NYSE and the National Association of Securities Dealers, Inc. (the "NASD")) (each, a "Governmental Authority") having jurisdiction over any of the businesses or assets of Pilgrim or any of its subsidiaries, except for (A) compliance with the requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (B) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents reflecting the occurrence of the Merger with the relevant authorities of the other states in which Pilgrim is licensed or qualified to do business; (C) the consents, approvals, filings, and notices required under the 1940 Act and the Advisers Act; (D) any consents, approvals, filings, or notices required with the NASD or any industry self-regulatory organizations; (E) the filing with the SEC of the Proxy Statement/Prospectus (as defined in Section 7.5) and compliance with any other applicable requirements of the Exchange Act; (F) such filings and approvals as are required to be made or obtained under the securities or "blue sky" laws of various states; and (G) such other filings, consents, or approvals the failure of which to make or obtain would not reasonably be expected to prevent consummation of the Merger or to have a Material Adverse Effect on Pilgrim;

               (3) subject to the exceptions contained in, and assuming compliance with, clauses (A) through (G) of subsection (d)(2) above, violate any Applicable Law applicable to Pilgrim or any of its subsidiaries; or

               (4) result in a material breach of, or constitute a material default or an event that, with the passage of time or the giving of notice, or both, would constitute a material default, give rise to a right of termination, cancellation, or acceleration, create any entitlement of any third party to any material payment or benefit, require the consent of any third party, or result in the creation of any material lien on the assets of Pilgrim or any of its subsidiaries under, any Material Contract (as defined in Section 3.2(j)).

          (e)  SEC Reports and Financial Statements.
               ------------------------------------

               (1) Since September 30, 1997, Pilgrim has filed all reports, registration statements, and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with any relevant Governmental Authority under federal and state securities laws, including the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Advisers Act. All reports, registration statements, and other filings (including all exhibits, notes, and schedules thereto and all documents incorporated by reference therein) filed by Pilgrim with the SEC on or after October 1, 1997, together with any amendments thereto, are collectively referred to as the "Pilgrim SEC Reports." Pilgrim has previously delivered or made available to ReliaStar one set of true and complete copies of all of the Pilgrim SEC Reports that have been filed with the SEC before the date of this Agreement. As of (A) with respect to all of the Pilgrim SEC Reports other than registration statements filed under the Securities Act, the respective dates of their filing with the SEC, and (B) with respect to all registration statements filed under the Securities Act, their respective effective dates, the Pilgrim SEC Reports complied in all material respects with the rules and regulations of the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

               (2) The consolidated financial statements (including any related notes or schedules) included in Pilgrim's most recent Annual Report on Form 10-K, as filed with the SEC, were prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), except as may be noted therein or in the notes or schedules thereto, and fairly present in all material respects the consolidated financial position of Pilgrim and its subsidiaries as of September 30, 1997 and 1998 and the consolidated results of their operations and cash flows for each of the three years in the three-year period ended September 30, 1998.

          (f)  Proxy Statement/Prospectus. The information supplied by Pilgrim
               --------------------------
     for inclusion in the Proxy Statement/Prospectus, as of the date of the Proxy Statement/Prospectus and as of the date of the meeting of Pilgrim's stockholders to consider this Agreement and the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g)  Absence of Certain Changes or Events. Except as disclosed in
               ------------------------------------
     any Pilgrim SEC Report, from September 30, 1998 to the date of this Agreement, Pilgrim and its subsidiaries have conducted their respective businesses and operations in the ordinary course consistent with past practices, and neither Pilgrim nor any of its subsidiaries has:

               (1) split, combined, or reclassified any shares of its capital stock or made any other changes in its equity capital structure;

               (2) purchased, redeemed, or otherwise acquired, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase capital stock or any securities convertible into or exchangeable for capital stock;

               (3) declared or paid any dividends on or made any other distributions (whether in cash, stock, or property) in respect of shares of its capital stock, or split, combined, or reclassified any of its capital stock, or issued or authorized the issuance of any other securities in respect of, in lieu of, or in substitution for shares of capital stock of such entity;

               (4) issued, delivered, or sold any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants, or options to acquire, or other agreements or commitments of any character obligating it to issue, any such shares or other convertible securities (other than the grant of options to employees in a manner consistent with past practices under the Pilgrim Stock Option Plans, and the issuance of shares upon the exercise of such options);

               (5) incurred, assumed, or guaranteed any indebtedness for money borrowed, other than intercompany indebtedness, other than that incurred under currently existing debt instruments;

               (6) changed or modified in any material respect any existing accounting method, principle, or practice, other than as required by GAAP;

               (7) suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event (other than changes in general industry, economic, or market conditions), which would have a Material Adverse Effect on Pilgrim; or

               (8) except for this Agreement, entered into any commitment to do any of the foregoing.

          (h)  Tax Matters.
               -----------

               (1) Pilgrim and its subsidiaries have timely filed (or received appropriate extensions for) all material federal, state, local, and foreign tax returns ("Tax Returns") required to be filed by them with respect to income, gross receipts, withholding, social security, unemployment, payroll, franchise, property, excise, sales, use, premium, and other taxes of whatever kind ("Taxes"), and have paid all Taxes shown on those Tax Returns to the extent they have become due. Pilgrim's Tax Returns are accurate and complete in all material respects.

               (2) No Tax Returns filed by Pilgrim or any of its subsidiaries are the subject of pending audits. Neither Pilgrim nor any of its subsidiaries has received, before the date of this Agreement, a notice of deficiency or assessment of additional material Taxes that remains unresolved. Neither Pilgrim nor any of its subsidiaries has extended the period for assessment or payment of any Tax, which extension has not since expired.

               (3) Pilgrim and its subsidiaries have withheld and paid over to the appropriate Governmental Authorities all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, except for any such Taxes that are immaterial in amount.

               (4) Neither Pilgrim nor any of its subsidiaries has been a member of an affiliated group (as defined in Section 1504 of the Code) filing a consolidated federal income tax return for any tax year since January 1, 1992 other than a group the common parent of which was Pilgrim (the "Pilgrim Consolidated Group").

               (5) Neither Pilgrim nor any of its subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

               (6) Neither Pilgrim nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

               (7) Neither Pilgrim nor any of its subsidiaries is a party to any Tax allocation or sharing agreement, except among members of the Pilgrim Consolidated Group.

               (8) Neither Pilgrim nor any of its subsidiaries is subject to a Tax lien on any of its property or assets, except for current liens for Taxes not yet due.

               (9) Pilgrim has delivered or made available to ReliaStar true and complete copies of all requested federal, state, local, and foreign income tax returns with respect to Pilgrim and its subsidiaries.

               (10) Neither Pilgrim nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payment that is not deductible under Code Section 280G;

               (11) The reserve for Taxes set forth on the financial statements of Pilgrim contained in Pilgrim's most recent Annual Report on Form 10-K is adequate for the payment of all material Taxes through the date thereof and no material Taxes have been incurred after September 30, 1998 that were not incurred in the ordinary course of business;

               (12) Pilgrim has not redeemed any Pilgrim capital stock or made distributions with respect to Pilgrim capital stock in a manner that would cause the Merger to violate the continuity-of-stockholder-interest requirement set forth in Treasury Regulation
          (S) 1.368-1(e).

          (i)  Properties.
               ----------

               (1) The Pilgrim Disclosure Schedule sets forth a true and complete list of all real property owned or leased by Pilgrim or any of its subsidiaries, and, in the case of leased real property, the name of the lessor, the date of the lease, and each amendment thereto and the aggregate annual rental or other fee payable under the lease. All such leases are enforceable in accordance with their respective terms, and there is not, under any such lease, any existing material default or event of default
          (or
          event which with notice or lapse of time, or both, would constitute a default and in respect of which Pilgrim has not taken adequate steps to prevent the default from occurring).

                    (2) Pilgrim has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal, and mixed, used in its business, free and clear of any mortgages, liens, pledges, charges, restrictions, encroachments, rights of third parties, or other encumbrances of any kind, except for (A) liens for current Taxes not yet due and payable, (B) inchoate mechanic's, warehousemen's, materialmen's, or similar liens or rights arising in the ordinary course of business, (C) liens, encumbrances, restrictions, encroachments, and easements, all with respect to tangible properties that were not incurred with the borrowing of money or the obtaining of advances or credit and that do not materially detract the value of or materially interfere with the present use of the property subject thereto or effected thereby, or otherwise materially impair present business operations at such properties, and (D) existing mortgages, liens, and encumbrances disclosed in the Pilgrim SEC Reports.

          (j)       Material Contracts. Except as disclosed in any Pilgrim SEC
                    ------------------
     Report, as of the date hereof, neither Pilgrim nor any of its subsidiaries is a party to or bound by any written or oral contract:

                    (1) with respect to the employment of any directors, officers, or employees, other than non-competition and confidentiality agreements with such persons and contracts terminable by Pilgrim upon no more than 30 days' notice without penalty;

                    (2) that, upon the consummation or stockholder approval of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payments (whether of severance pay or otherwise) in excess of $4 million in the aggregate becoming due from Pilgrim, the Surviving Corporation, or any of their respective subsidiaries to any officer or employee thereof;

                    (3) that is a "material contract" (as is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement;

                    (4) that, after the Effective Time, will materially restrict the conduct of any line of business by Pilgrim or its subsidiaries or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which it may lawfully engage;

                    (5) with a labor union (including any collective bargaining agreement); or

                    (6) except as required by the Pilgrim Option Plans (including any stock option plan, stock appreciation rights plan, restricted stock plan, or stock purchase plan), any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any stockholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

               All of the foregoing are collectively called "Material Contracts." To the extent Material Contracts are evidenced by documents, true and complete copies thereof have been delivered or made available to ReliaStar. The Pilgrim Disclosure Schedule sets forth a true and complete description of the material terms of each Material Contract that has not been reduced to writing. Each Material Contract is in full force and effect. Neither Pilgrim nor any of its subsidiaries nor, to the knowledge of Pilgrim, any other party is in material breach of or in material default under any of the Material Contracts.

               (k)  Intellectual Property. Pilgrim and its subsidiaries own or
                    ---------------------
     possess adequate licenses or other valid rights to use (without the making of any payment to others, other than licenses for commercially available software and payments under agreements disclosed in the Pilgrim Disclosure Schedule, or the obligation to grant rights to others in exchange) all of the material patents, trademarks, trade names, service marks, domain names, and copyrights, and all registrations and applications for any of the foregoing (collectively, "Proprietary Rights") necessary to the conduct of its business in the manner in which it is presently being conducted. As of the date of this Agreement, neither Pilgrim nor any of its subsidiaries has received any written notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or Governmental Authority. There is, to the knowledge of Pilgrim, no material existing infringement, misuse, or misappropriation of any Proprietary Rights by others. From January 1, 1996 to the date of this Agreement, neither Pilgrim nor any of its subsidiaries has received any written notice alleging that the operation of the business of Pilgrim or any of its subsidiaries infringes in any material respect upon the intellectual property rights of others. The consummation of the Merger and the other transactions contemplated by this Agreement will not result in the loss by Pilgrim of any rights to use computer and telecommunications software including source and object code and documentation and any other media (including manuals, journals, and reference books) that is material to the operation of its business substantially as currently conducted.

               (l)  Litigation. No litigation, arbitration, or administrative
                    ----------
     proceeding (1) is pending or, to the knowledge of Pilgrim, threatened against Pilgrim or any of its subsidiaries as of the date of this Agreement that, if decided adversely to Pilgrim or such subsidiary, would have a Material Adverse Effect on Pilgrim, or (2) is pending or, to the knowledge of Pilgrim, threatened against Pilgrim or any of its subsidiaries as of the date of this Agreement that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, neither Pilgrim nor any of its subsidiaries is specifically identified as a party subject to any material restrictions or limitations under any injunction, writ, judgment, order, or decree of any Governmental Authority.

               (m)  Permits; Compliance with Laws. Each of Pilgrim and its
                    -----------------------------
     subsidiaries has all material licenses, franchises, permits, and other authorizations of Governmental Authorities necessary to conduct its business, and neither Pilgrim nor any of its subsidiaries is in violation of any such license, franchise, permit, or other authorization of a Governmental Authority or any Applicable Law, except where such failure or violation would have a Material Adverse Effect on Pilgrim.

               (n)  No Brokers or Finders. Except for Putnam, Lovell, de
                    ---------------------
     Guardiola & Thornton Inc., Pilgrim has not engaged any investment banker, broker, or finder in connection with the transactions contemplated hereby.

               (o)  Retirement and Benefit Plans; Employees.
                    ---------------------------------------

                    (1) Each employee pension benefit plan ("Pension Plan"), as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), each employee welfare benefit plan ("Welfare Plan"), as defined in Section 3 of ERISA, and each deferred compensation, bonus, incentive, stock incentive, option, stock purchase, severance, or other employee benefit plan, agreement, commitment, or arrangement ("Benefit Plan"), that is currently maintained by Pilgrim or any of its ERISA Affiliates (as defined in clause (9) below) or to which Pilgrim or any of its ERISA Affiliates currently contributes or is under any current obligation to contribute (collectively, the "Pilgrim Employee Plans" and individually, an "Pilgrim Employee Plan") is listed in the Pilgrim Disclosure Schedule and, to the extent any Pilgrim Employee Plan is evidenced by documents, insurance policies, or manuals, true and complete copies thereof have been delivered to ReliaStar, including copies of any trust agreement or other funding contract with respect to any Pilgrim Employee Plan. In addition, copies of the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan, copies of the most recent actuarial report for each Pension Plan, where applicable, and copies of the annual report (Form 5500 Series) required to be filed with any Governmental Authority with respect to each Pension Plan and each Welfare Plan, for the three most recent plan years of such plan for which reports have been filed, have been delivered to ReliaStar. In addition, copies of all material employee communications (including summary plan descriptions and employee manuals) with respect to each Pilgrim Employee Plan have been delivered to ReliaStar.

                    (2) Each of Pilgrim and its ERISA Affiliates has made on a timely basis all contributions or payments required to be made by it under the terms of the Pilgrim Employee Plans, ERISA, the Code, or other applicable laws.

                    (3)  No Pilgrim Employee Plan is a Pension Plan subject to
          Section 412 of the Code or Title IV of ERISA.

                    (4) Neither Pilgrim nor any of its ERISA Affiliates has maintained, contributed to or otherwise had any obligation with respect to any "multiemployer plan" (as defined in Section 3 of ERISA) within the past six years.

                    (5) Each Pilgrim Employee Plan (and any related trust or other funding instrument) is being administered in all material respects in compliance with its terms, and in both form and operation, is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other laws and regulations (other than adoption of any plan amendments for which the deadline has not yet expired), and all reports required to be filed with any Governmental Authority with respect to each Pension Plan and each Welfare Plan required to be listed on the Pilgrim Disclosure Schedule have in all material respects been timely filed.

                    (6) There is no litigation, arbitration, or administrative proceeding pending or, to the knowledge of Pilgrim, threatened against Pilgrim or any of its ERISA Affiliates or, to the knowledge of Pilgrim, any plan fiduciary by the Internal Revenue Service, the U.S. Department of Labor, the PBGC, or any participant or beneficiary with respect to any Pilgrim Employee Plan. Neither Pilgrim nor any of its ERISA Affiliates nor, to the knowledge of Pilgrim, any plan fiduciary of any Pension Plan or Welfare Plan required to be listed on the Disclosure Schedule has engaged in any transaction in violation of
          Section 406(a) or (b) of ERISA for which no exemption exists under
          Section 408 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under
          Section 4975(c)(2) or 4975(d) of the Code, or is subject to any material excise tax imposed by the Code or ERISA with respect to any Pilgrim Employee Plan.

                    (7) Pilgrim or its ERISA Affiliates have the right to terminate or amend any Pilgrim Employee Plan (including any group health plan covering retirees or other former employees) or discontinue contributions to any Pilgrim Employee Plan without incurring any liability other than a benefit liability accrued under such plan immediate before termination, amendment, or discontinuance of contributions.

                    (8) No Pilgrim Employee Plan is maintained outside the United States.

                    (9) For purposes of this Section 3.2(o), the term "ERISA Affiliates" includes (A) any trade or business with which Pilgrim is under common control within the meaning of Section 4001(b) of ERISA,
          (B) any corporation with which Pilgrim is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code, (C) any entity with which Pilgrim is under common control within the meaning of Section 414(c) of the Code, (D) any entity with which Pilgrim is a member of an affiliated service group within the meaning of Section 414(m) of the Code, and (E) any entity with which Pilgrim is aggregated under Section 414(o) of the Code.

                    (10) Neither the execution and delivery of this Agreement nor the consummation of the Merger will (either alone or in conjunction with any other event) (A) result in any payment (including severance, unemployment compensation, excess parachute payment (within the meaning of Section 280G of the Code), forgiveness of indebtedness, or otherwise) becoming due to any director or any employee of Pilgrim or any ERISA Affiliate from Pilgrim or any ERISA Affiliate under any Pilgrim Employee Plans or otherwise, (B) increase any benefits otherwise payable under any Pilgrim Employee Plan, or (C) result in any acceleration of the time of payment or vesting of any such benefits.

          (p)       Environmental Matters.
                    ---------------------

                    (1)  For purposes of this Section 3.2(p):

                         (A) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 32 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act, 32 U.S.C. (S) 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1201 et seq., the Clean Water Act, 33 U.S.C. (S) 1321 et seq., the Clean Air Act, 32 U.S.C. (S) 7301 et seq., and any other federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health, natural resources, or the environment; and

                         (B) "Hazardous Substance" means any pollutant, contaminant, hazardous substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance, or material listed or identified in or regulated by any Environmental Law.

                    (2) No Hazardous Substances have been spilled, discharged, leaked, emitted, injected, disposed of, dumped, or released by Pilgrim or any of its subsidiaries or, to the knowledge of Pilgrim, any other person on, beneath, above, or into the environment surrounding any of the real property currently or formerly owned or leased by Pilgrim or any of its subsidiaries in such a way as to create any unpaid liability of Pilgrim or any of its subsidiaries under any applicable Environmental Law, that would have a Material Adverse Effect on Pilgrim.

                    (3) No underground storage tanks are located on any of the real property currently owned or leased by Pilgrim or any of its subsidiaries that contain or previously contained any Hazardous Substances.

          (q)       Labor Matters. Pilgrim has no knowledge, as of the date of
                    -------------
     this Agreement, of any activities or proceedings of any labor union to organize any of its or its subsidiaries' employees.

          (r)       Vote Required. The affirmative vote of the holders of a
                    -------------
     majority of the outstanding shares of Pilgrim Common Stock is the only vote of the holders of any class or series of capital stock of Pilgrim necessary to approve this Agreement and the Merger.

          (s)       Anti-Takeover Provisions. No restrictive provision of any
                    ------------------------
     "fair price," "moratorium," "control share acquisition," "interested stockholder," or other anti-takeover statute or regulation or any restrictive effect of any applicable anti-takeover provision in Pilgrim's Certificate of Incorporation or Bylaws is, or at the Effective Time will be, applicable to the Merger or the other transactions contemplated hereby.

          (t)       Year 2000 Compliance. The software and hardware operated by
                    --------------------
     Pilgrim and its subsidiaries are capable of providing uninterrupted millennium functionality to record, store, process, and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as that software and hardware records, stores, processes, and presents such calendar dates and date-dependent data as of the date hereof, except where such failure would not have a Material Adverse Effect on Pilgrim. Any inability of that software and hardware to process date-dependent data before, on, or after January 1, 2000 will not have a Material Adverse Effect on the Surviving Corporation.

          (u)       Insurance Coverage. Pilgrim and its subsidiaries have in
                    ------------------
     effect insurance coverage with reputable insurers or are self-insured, which in respect of amounts, premiums, types, and risks insured, constitutes reasonably adequate coverage against all risks customarily insured by companies and their subsidiaries comparable in size and industry to Pilgrim and its subsidiaries. All of the insurance policies and bonds of Pilgrim and its subsidiaries are listed in the Pilgrim Disclosure Schedule. Each such insurance policy or bond in full force and effect and none of Pilgrim or any of its subsidiaries has received notice or any other indication from any insurer or agent of any intent to cancel any such insurance policy or bond.

          (v)       Management Agreements. The Pilgrim Disclosure Schedule sets
                    ---------------------
     forth a true and complete list of each of the collateral management agreements, portfolio management agreements, investment management agreements, and collateral administration agreements (collectively, the "Management Agreements") related to Pilgrim's (or a subsidiary's) role as collateral manager for the Pools.

                    (1) Each such Management Agreement is currently in full force and effect and has been performed by the relevant entity in accordance with all Applicable Laws. No material default or condition or event that, after notice or lapse of time or both, would constitute a material default on the part of Pilgrim or any of its subsidiaries or, to the knowledge of Pilgrim, on the part of the other parties to such Management Agreements, exists under any of those agreements.

                    (2) Each such Management Agreement together with the applicable trust indenture are the only agreements that govern the role and responsibilities of Pilgrim or its subsidiary with regard to the certain collateralized loan pools, collateralized bond pool, and collateralized pools of mixed loans and bonds.

                    (3) Each report prepared by, or prepared using data supplied by, Pilgrim or its subsidiaries to trustees or any other party required under a Management Agreement or indenture under which a Pool is organized, to any rating agency, or to any noteholder under such indenture, including any note-valuation report or noteholder report, is complete and correct in all material respects as of its date and does not contain any material misstatement or omission.

                                  ARTICLE IV

         REPRESENTATIONS AND WARRANTIES RELATING TO THE PILGRIM FUNDS
         ------------------------------------------------------------

          4.1  General. Pilgrim represents and warrants to ReliaStar and
               -------
Northstar that the statements contained in this Article IV are true and correct, except as set forth in the Pilgrim Disclosure Schedule.

          4.2  Representations and Warranties.
               ------------------------------

               (a)  No Prohibitions. Neither Pilgrim or any of its subsidiaries
                    ---------------
          nor any person associated (as such term is construed under Section 9(18) of the Exchange Act or Section 202(a)(17) of the Advisers Act) with those companies has committed any act (1) enumerated in, or that may subject it to the provisions of, Section 15(b)(4) of the Exchange Act, Section 203(e) of the Advisers Act or Rule 206(4)-4(b) promulgated thereunder, or Section 9 of the 1940 Act, or (2) that would result in a "yes" answer to any question contained in Item 22 of Form U-4 (Uniform Application for Securities Industry Registration or Transfer) or the equivalent item of any successor form or of any non-uniform state form, to the extent that such act would affect ReliaStar's or Northstar's ability to materially benefit from this Agreement or any agreement between the parties contemplated hereby.

               (b)  No Unfair Burden. In connection with the transactions
                    ----------------
          contemplated by this Agreement, neither Pilgrim nor any of its subsidiaries nor any "Interested Person" (as defined in the 1940 Act) of Pilgrim or any of its subsidiaries has imposed, and none intend to impose, an unfair burden on the Pilgrim Funds as a result of such transactions, or as a result of any express or implied terms, conditions, or understanding applicable to such transactions within the meaning of Section 15(f) of the 1940 Act.

               (c)  Organization of the Funds. Each of the Pilgrim Funds
                    -------------------------
          (sometimes collectively referred to as the "Pilgrim Fund Family") is a registered investment company (a "Registrant"), or a series of a Registrant, organized as a Maryland or a California corporation, a Delaware business trust, or a Massachusetts business trust, duly formed and validly existing and in good standing under the law of its jurisdiction of organization. The Pilgrim Disclosure Schedule sets forth a true, complete, and correct list, as of the date hereof, of each of the Registrants and any series thereof, and whether any of Pilgrim, Pilgrim Securities, or any other subsidiary of Pilgrim acts as investment adviser, sub-adviser, broker-dealer, or sponsor for the Registrant. Each Pilgrim Fund for which any affiliate of Pilgrim will act in such capacities after the Effective Time is so indicated in the Pilgrim Disclosure Schedule. Each Pilgrim Fund has the requisite power and authority to carry on its business as it is now being conducted.

               (d)  Capitalization of the Pilgrim Funds. All issued and
                    -----------------------------------
          outstanding shares of common stock and shares or units of beneficial interest of each Pilgrim Fund (collectively, "shares") are, and at the Effective Time will be, and all of the authorized but unissued shares of each Pilgrim Fund will be, when issued for the consideration described in the current registration statement relating to that Pilgrim Fund, duly and legally issued and outstanding, fully paid, and non-assessable by the Pilgrim Fund. All of the issued and outstanding shares of each Pilgrim Fund will, at the Effective Time, be held of record by the persons and in the names and amounts set forth in the records of DST Systems, Inc., the transfer agent of the Pilgrim Funds. No Pilgrim Fund has outstanding any options, warrants, or other rights to subscribe for or purchase any of its shares, nor is there outstanding any security convertible into shares of any Pilgrim Fund.

               (e)  Financial Statements of the Pilgrim Funds. Pilgrim has
                    -----------------------------------------
          furnished to ReliaStar true and complete copies of the audited statements of assets and liabilities (including the notes thereto) of each Pilgrim Fund as of the two most recent fiscal/calendar years, the related audited statements of operations and changes in net assets for the three most recent fiscal/calendar years, and the related audited schedules of portfolio investments for the two most recent fiscal/calendar years. Pilgrim also has furnished to ReliaStar true and complete copies of the unaudited statement of assets and liabilities (including the notes thereto) of each Pilgrim Fund as of the most recent semi-annual period (June 30, 1999 for the Pilgrim Funds using a calendar year), and the related unaudited statements of operations and changes in net assets for such semi-annual period.

               (f)  Accuracy of Financial Statements. The audited and unaudited
                    --------------------------------
          financial statements of each Pilgrim Fund referred to in Section 4.2(e) present in all material respects the financial position and results of operations of the Pilgrim Fund at the dates and for the periods to which they relate and have been prepared in accordance with GAAP subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes. The audited financial statements of each Pilgrim Fund have been certified by that Pilgrim Fund's independent accounting firm.

               (g)  Compliance With Applicable Law. Each Pilgrim Fund is an
                    ------------------------------
          open- or closed-end diversified management investment company registered under the 1940 Act. Each Pilgrim Fund is in compliance, and at all times since a Pilgrim subsidiary has served as investment adviser has been in compliance, in all material respects with each federal or state statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline, or other requirement (including those of the NYSE or the NASD) promulgated by a Governmental Authority (collectively, "Applicable Law") applicable to any Pilgrim Fund, except, in each case, for any failure to so comply that would have a Material Adverse Effect on the applicable Pilgrim Fund. The shares of each Pilgrim Fund are registered in each jurisdiction in the United States where such registration is required due to the offer or sale of such shares in the jurisdiction, and those registrations have not been revoked, withdrawn, or suspended in any way. The sale of shares in each Pilgrim Fund is currently authorized in each of the United States and the District of Columbia. Pilgrim has furnished to ReliaStar copies of each Registrant's current post-effective amendment to its registration statement as most recently filed with the SEC together with copies of each Registrant's charter, bylaws, and trust instruments, as the case may be. The current prospectus and related registration statement, including the current statement of additional information, for each of the Registrants (copies of which have been delivered to ReliaStar) conform in all material respects to the applicable requirements of the Securities Act, the 1940 Act, and the rules and regulations of the SEC thereunder, as well as the applicable requirements of the various state securities laws, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (h)  No Conflicts. Neither the execution and delivery of this
                    ------------
          Agreement by Pilgrim, nor the consummation by Pilgrim of the transactions contemplated hereby will:

                    (1) conflict with or result in a breach of the charter, bylaws, or similar organizational documents, as currently in effect, of any of the Registrants;

                    (2) require any filing with, or consent or approval of, any Governmental Authority having jurisdiction over any of the businesses or assets of any of the Registrants, except for the consents, approvals, filings, and notices required under the 1940 Act;

               (3) violate any statute, law, ordinance, rule, or regulation applicable to a Registrant or any injunction, judgment, order, writ, or decree to which a Registrant has been specifically identified as subject that would have a Material Adverse Effect on such Pilgrim Fund; or

               (4) result in a breach of, or constitute a default or an event that, with the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation, or acceleration, create any entitlement of any third party to any material payment or benefit, require the consent of any third party, or result in the creation of any lien on the assets of a Registrant under, any contract of the type referred to in Section 4.2(m), except such breaches, defaults, terminations, cancellations, accelerations, entitlements, absences of consents, or liens that would not have a Material Adverse Effect on such Pilgrim Fund.

          (i)  Adherence to Investment Policies and Restrictions. Investments
               -------------------------------------------------
     held by each of the Pilgrim Funds are, and for so long as each Pilgrim Fund has been advised by a Pilgrim subsidiary have been, consistent with the investment policies and restrictions applicable to the applicable Pilgrim Fund. The value of each Pilgrim Fund's net assets is determined using portfolio-valuation methods that comply in all material respects with the 1940 Act.

          (j)  Litigation. There are no legal or governmental actions or
               ----------
     proceedings pending or, to the knowledge of Pilgrim, threatened against any of the Pilgrim Funds; nor, to the knowledge of Pilgrim, are there any legal or governmental investigations pending or threatened against any of the Pilgrim Funds that would in any such case have a Material Adverse Effect on any such Pilgrim Fund; nor is there any judgment, decree, injunction, rule, order (or, to the knowledge of Pilgrim, any investigation) of any Governmental Authority outstanding against any of the Pilgrim Funds. Neither the SEC, the NASD, nor any other regulatory agency has identified any material issue in any deficiency letter or other similar inquiry relating to a Pilgrim Fund or its operations, nor is there any unresolved violation, criticism, or exception by any such regulatory agency or authority therewith that would in any such case have a Material Adverse Effect on any such Pilgrim Fund.

          (k)  Required Reports. For so long as a Pilgrim subsidiary has served
               ----------------
     as investment adviser, each of the Pilgrim Funds has filed all prospectuses, annual information forms, financial statements, other forms, reports, sales literature, and advertising, and any other documents required to be filed with applicable Governmental Authorities, and any amendments thereto (the "Reports"), the failure to file of which would have a Material Adverse Effect on the applicable Pilgrim Fund. The Reports have been prepared in accordance with the requirements of Applicable Law in all material respects.

          (l)  Taxes. Each Pilgrim Fund has elected to qualify and, for all
               -----
     taxable years that a Pilgrim subsidiary served as investment adviser and with respect to which the applicable statute of limitations (including any extensions) has not expired ("open taxable years"), has continuously qualified to be treated as a "regulated investment company" under Subchapter M of the Code and has continuously been eligible to compute, and has for each such taxable year computed, its federal income tax under
     Section 852 of the Code and has no earnings and profits accumulated in any taxable year that is not an open taxable year. At the Effective Time, all Tax Returns with respect to any taxable period for which the applicable statute of limitations (including any extensions) has not expired and during which a Pilgrim subsidiary has served as investment adviser that were or are required to be filed on or before such date by or on behalf of an Pilgrim Fund were or shall have been timely filed and were or shall be complete and correct and all federal and other Taxes, including interest, penalties, and additions to tax, shown or required to be shown as due on such returns, shall have been paid or provided for. No such Tax Return or other filing is currently under audit, no assessment has been asserted with respect to such Tax Returns or other filings, and no requests for waivers of the time to make any such assessment are pending. None of the Pilgrim Funds is delinquent in the payment of any material Tax, assessment, or governmental charge.

          (m)  Contracts. The Pilgrim Disclosure Schedule lists all material
               ---------
     contracts, including all agreements and arrangements for the distribution of shares, to which a Pilgrim Fund is a party or by which a Pilgrim Fund or its property is bound, other than contracts for the purchase or sale of portfolio securities entered into in the ordinary course of business. Each contract subject to Section 12(b) or 15 of the 1940 Act has been duly approved at all times in compliance in all material respects with Section 12(b) or 15 of the 1940 Act and all other Applicable Laws. Each such contract is currently in full force and effect and has been performed by the relevant entity in accordance with the 1940 Act and all other Applicable Laws. No material default or condition or event that, after notice or lapse of time or both, would constitute a material default on the part of Pilgrim or any of its subsidiaries or, to the knowledge of Pilgrim, on the part of the other parties to such advisory and sub-advisory agreements, exists under any of those material contracts. Copies of all such material contracts have been delivered or made available for inspection by ReliaStar and are true and complete.

          (n)  No Material Adverse Changes. Since December 31, 1998 no Material
               ---------------------------
     Adverse Effect has occurred with respect to any Pilgrim Fund or the status of any Pilgrim Fund as a regulated investment company under the Code.

          (o)  Books. The books and records of each Pilgrim Fund reflecting,
               -----
     among other things, the investment transactions undertaken on behalf of each Pilgrim Fund, the purchase and sale of shares of that Pilgrim Fund by its holders of common stock or shares or units of beneficial interests (collectively, "stockholders"), the number of issued and outstanding Pilgrim Fund shares owned by each stockholder, and the state or other jurisdiction in which those shares were offered and sold, are, to the knowledge of Pilgrim, complete and accurate in all material respects.

          (p)  Absence of Undisclosed Liabilities. Each Pilgrim Fund has, to the
               ----------------------------------
     knowledge of Pilgrim, no material debts, obligations, or liabilities, whether due or to become due, absolute, contingent, or otherwise, that are required to be reflected in that Pilgrim Fund's financial statements in accordance with GAAP that are not so reflected, except for debts, obligations, or liabilities incurred in the ordinary course of business since the date of the Pilgrim Fund's most recent audited or unaudited financial statements or that would not be material to the applicable Pilgrim Fund.

          (q)  No Pending Transaction. No Pilgrim Fund is a party to or bound by
               ----------------------
     any agreement, undertaking, or commitment (1) to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other person, (2) to sell, lease, or exchange all or substantially all of its property and assets to any other person, or (3) to enter into any investment advisory agreement or distribution agreement.

          (r)  Proxy Statements/Prospectuses. All proxy statements/prospectuses
               -----------------------------
     to be prepared for use by the Pilgrim Funds in connection with the transactions contemplated by this Agreement will, with respect to information provided by Pilgrim, any of its subsidiaries, or a Pilgrim Fund, not contain any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (s)  Code of Ethics. A Pilgrim subsidiary has adopted a formal code of
               --------------
     ethics and a written policy regarding personal trading for Pilgrim Investments, Inc. and for each of the Pilgrim Funds. Such code and policy comply in all materials respects and during which a Pilgrim subsidiary has served as investment adviser with Section 17(j) of the 1940 Act, Rule 17j-1 thereunder, and Section 204A of the Advisers Act. To the knowledge of Pilgrim, there has been no violation of its code of ethics and personal trading policy that would constitute a fraud upon any of the Pilgrim Funds.

          (t)  No Disqualification. To the knowledge of Pilgrim, no person
               -------------------
     "associated" (as defined under the Advisers Act) with Pilgrim Investments, Inc. has, for a period of five years before the date hereof, been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension, or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or Rule 206(4)- 4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act. To the knowledge of Pilgrim Investments, Inc., no "affiliated person" (as defined under the 1940 Act) of Pilgrim Investments, Inc. has during a period of five years before the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for disqualification as an investment adviser for any investment company under
     Section 9(a) of the 1940 Act, and there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension, or revocation.

          (u)  Insurance. Each Registrant has in full force and effect such
               ---------
     insurance as is required by the 1940 Act and has directors' and officers' and errors and omissions insurance policies issued in amounts reasonably believed to be adequate and appropriate by the Registrant's Board. No Registrant is in default under any such insurance policy. Complete and correct copies of all insurance policies of the Registrants have been made available to ReliaStar. All premiums that are due and payable under such policies have been paid.

                                   ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF RELIASTAR AND NORTHSTAR

     5.1  General. ReliaStar and Northstar jointly and severally represent and
          -------
warrant to Pilgrim that the statements contained in this Article V are true and correct, except as set forth in the disclosure schedule delivered by ReliaStar to Pilgrim on or before the date of this Agreement (the "ReliaStar Disclosure Schedule").

     5.2  Representations and Warranties.
          ------------------------------

          (a)  Organization, Standing, Qualification. Each of ReliaStar and
               -------------------------------------
     Northstar is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. Each of ReliaStar and Northstar is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated, or leased by it, or the nature of its business, makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect on ReliaStar. Copies of the certificate of incorporation and bylaws of ReliaStar and Northstar have been made available to Pilgrim and are complete and correct as of the date hereof.

          (b)  Capitalization. The authorized capital stock of ReliaStar
               --------------
     consists of 200 million shares of ReliaStar Common Stock, of which, as of the close of business on June 30, 1999, 86,492,186 shares were issued and outstanding, and seven million shares of preferred stock, none of which are outstanding. As of June 30, 1999, ReliaStar has reserved for issuance six million shares of Series A Junior Participating Preferred Stock issuable under the Amended and Restated Rights Agreement, dated as of February 11, 1999, between ReliaStar and Norwest Bank Minnesota, National Association (the "ReliaStar Rights Agreement"). Under the ReliaStar Rights Agreement, each outstanding share of ReliaStar Common Stock has attached to it certain rights ("ReliaStar Rights"), including rights to purchase, under certain circumstances, one-twentieth of a share of Series A Junior Participating Preferred Stock of ReliaStar for $100, subject to adjustment.

     The authorized capital stock of Northstar consists of 5,166,667 shares of common stock, and 1,750 shares of preferred stock, all of which are outstanding and held by ReliaStar. All of the issued and outstanding shares of ReliaStar Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were not granted in violation of any statutory preemptive rights. There are no outstanding subscriptions, options, warrants, calls, or other agreements or commitments under which ReliaStar or Northstar is or may become obligated to issue, sell, transfer, or otherwise dispose of, or purchase, redeem, or otherwise acquire, any shares of capital stock of, or other equity interests in, ReliaStar or Northstar, and there are no outstanding securities issued by ReliaStar convertible into or exchangeable for any ReliaStar Common Stock, except for options to purchase up to an aggregate of 6,744,224 shares of ReliaStar Common Stock, as of July 21, 1999. There are no stock appreciation rights, phantom stock rights, or performance shares outstanding with respect to ReliaStar or Northstar. ReliaStar owns, directly or indirectly, all of the issued and outstanding shares of each class of capital stock of each of its subsidiaries, free and clear of all liens, security interests, pledges, charges, and other encumbrances.

          (c)  Authorization and Execution. Each of ReliaStar and Northstar
               ---------------------------
     has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by ReliaStar and Northstar have been duly authorized by the Boards of Directors of ReliaStar and Northstar, and no further corporate action of either ReliaStar or Northstar is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by ReliaStar and Northstar and, assuming the accuracy of the representations and warranties of Pilgrim set forth in Section 3.1(c), this Agreement constitutes the legal, valid, and binding obligation of ReliaStar and Northstar, enforceable against them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally, and subject to general principles of equity.

          (d)  No Conflicts. Neither the execution and delivery of this
               ------------
     Agreement by ReliaStar and Northstar, nor the consummation by them of the transactions contemplated hereby will:

               (1) conflict with or result in a breach of the certificate of incorporation or bylaws, as currently in effect, of ReliaStar or Northstar;

               (2) require any filing with, or consent or approval of, any Governmental Authority having jurisdiction over any of the businesses or assets of ReliaStar, Northstar, or any of their subsidiaries, except for (A) compliance with the filing requirements under the HSR Act; (B) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents reflecting the occurrence of the Merger with the relevant authorities of other states in which ReliaStar or Northstar is licensed or qualified to do business; (C) the consents, approvals, filings, and notices required under the 1940 Act and the Advisers Act;
          (D) any consents, approvals, filings, or notices required with the NASD or any industry self-regulatory organizations; (E) the filing of the Proxy Statement/Prospectus and any other compliance with the applicable requirements of the Exchange Act; and (F) such filings and approvals as are required to be made or obtained under the securities or "blue sky" laws of various states and (G) such other filings, consents or, approvals the failure to make or obtain would not reasonably be expected to prevent consummation of the Merger or have a Material Adverse Effect on ReliaStar;

               (3) subject to the exceptions of and assuming compliance with, clauses (A) through (G) of subsection (d)(2) above, violate any Applicable Law applicable to ReliaStar or Northstar; or

               (4) result in a material breach of, or constitute a material default or an event that, with the passage of time or the giving of notice, or both, would constitute a material default, give rise to a right of termination, cancellation, or acceleration, create any entitlement of any third party to any material payment or benefit, require the consent of any third party, or result in the creation of any material lien on the assets of ReliaStar or Northstar under, any contract that is a "material contract" (as is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement.

          (e)  SEC Reports and Financial Statements.
               ------------------------------------

               (1) Since December 31, 1997, ReliaStar has filed all reports, registration statements, and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with the SEC under the Securities Act and Exchange Act. All reports, registration statements, and other filings (including all exhibits, notes, and schedules thereto and documents incorporated by reference therein) filed by ReliaStar with the SEC on or after January 1, 1998, together with any amendments thereto are collectively referred to as the "ReliaStar SEC Reports." ReliaStar has previously delivered or made available to Pilgrim one set of true and complete copies of all of the ReliaStar SEC Reports that have been filed with the SEC before the date of this Agreement. As of (A) with respect to all of the ReliaStar SEC Reports other than registration statements filed under the Securities Act, the respective dates of their filing with the SEC, and (B) with respect to all registration statements filed under the Securities Act, their respective effective dates, the ReliaStar SEC Reports complied in all material respects with the rules and regulations of the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

               (2) The consolidated financial statements (including any related notes or schedules) included in ReliaStar's 1998 Annual Report on Form 10-K, as filed with the SEC, were prepared in accordance with GAAP (except as may be noted therein or in the notes or schedules thereto) and fairly present in all material respects the consolidated financial position of ReliaStar and its subsidiaries as of December 31, 1997 and 1998 and the consolidated results of their operations and cash flows for each of the three years in the three-year period ended December 31, 1998.

          (f)  Proxy Statement/Prospectus. The information supplied by
               --------------------------
     ReliaStar and Northstar for inclusion in the Proxy Statement/Prospectus, as of the date of the Proxy Statement/Prospectus and as of the date of the meeting of Pilgrim's stockholders to consider this Agreement and the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g)  Litigation. No litigation, arbitration, or administrative
               ----------
     proceeding (1) is pending or, to the knowledge of ReliaStar, threatened against ReliaStar, its subsidiaries or Northstar as of the date of this Agreement that, if decided adversely to ReliaStar, its subsidiaries or Northstar, would have a Material Adverse Effect on ReliaStar, or (2) is pending or, to the knowledge of ReliaStar, threatened against ReliaStar, its subsidiaries, or Northstar as of the date of this Agreement that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, neither ReliaStar, its subsidiaries, nor Northstar is specifically identified as a party subject to any material restrictions or limitations under any injunction, writ, judgment, order, or decree of any Governmental Authority.

          (h)  Permits; Compliance with Laws. Each of ReliaStar and
               -----------------------------
     Northstar has all material licenses, franchises, permits, and other authorizations of Governmental Authorities necessary to conduct its business, and neither ReliaStar nor Northstar is in violation of any such license, franchise, permit, or other authorization of a Governmental Authority, or any statute, law, ordinance, rule, or regulation applicable to it or any of its properties, except where such failure would have a Material Adverse Effect on ReliaStar.

          (i)  No Brokers or Finders. Except for Merrill Lynch, Pierce,
               ---------------------
     Fenner & Smith Incorporated, neither ReliaStar nor Northstar has engaged any investment banker, broker, or finder in connection with the transactions contemplated hereby.

          (j)  Absence of Certain Changes or Events. Except as disclosed in
               ------------------------------------
     the ReliaStar SEC Reports, from December 31, 1998 to the date of this Agreement, ReliaStar and its subsidiaries have conducted their respective businesses and operations in the ordinary course consistent with past practices.

          (k)  No Material Adverse Effect. From December 31, 1998 to the date of
               --------------------------
     this Agreement, there has been no Material Adverse Effect on ReliaStar.

          (l)  Year 2000 Compliance. The software and hardware operated by
               --------------------
     ReliaStar and its subsidiaries are capable of providing uninterrupted millennium functionality to record, store, process, and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as that software and hardware records, stores, processes, and presents such calendar dates and date-dependent data as of the date hereof, except where such failure would not have a Material Adverse Effect on ReliaStar. Any inability of that software and hardware to process date-dependent data before, on, or after January 1, 2000 will not have a Material Adverse Effect on the Surviving Corporation.

                                  ARTICLE VI

                    COVENANTS RELATING TO THE PILGRIM FUNDS
                    ---------------------------------------

     6.1  Requisite Approvals Concerning the Pilgrim Funds. With respect to each
          ------------------------------------------------
Pilgrim Fund, and pursuant to the provisions of Section 15 of the 1940 Act,
Section 12 of the 1940 Act and Rule 12b-1 thereunder, and each Registrant's charter, bylaws, and/or trust instruments, each of Pilgrim and its subsidiaries, ReliaStar, and Northstar will use its respective reasonable best efforts in good faith to obtain (and cooperate with one another in obtaining), as promptly as practicable, the approval of the Registrant's Board of Directors, if the Registrant is a corporation, or Board of Trustees, if the Registrant is a business trust (as used in this Agreement, the term "Board," when used with respect to a Registrant, means the Board of Directors or the Board of Trustees, as the case may be) of each Registrant in the Pilgrim Fund Family and of the stockholders, as required by Section 15 or, to the extent necessary, Rule 12b-1, of new investment advisory, sub-advisory, and distribution agreements and plans for each Pilgrim Fund identical in all respects to those in effect immediately before the Effective Time which will be effective immediately after the Effective Time, except for any changes approved by ReliaStar and approved by the applicable Board.

     6.2  Termination of Existing Advisory, Sub-Advisory, and Distribution
          ---------------------------------------------------
Arrangements. Each of Pilgrim and its subsidiaries and ReliaStar and Northstar
------------
shall use its respective reasonable best efforts to cause the Board of each Registrant to take, and Pilgrim and its subsidiaries will take, all necessary and appropriate actions to provide written notice of termination in connection with the change in control and resulting assignment, as of the Effective Time, pursuant to the requirements of each existing advisory, sub-advisory, and distribution agreement applicable to each such Fund, each such termination to be effective as of the Effective Time, except for any changes approved by ReliaStar and approved by the applicable Board.

     6.3  Information Regarding the Pilgrim Funds. With respect to each
          ---------------------------------------
Registrant, ReliaStar shall provide as promptly as practicable to the Board of each Registrant, with copies to Pilgrim, all information as the Board shall request, in accordance with its responsibilities under Sections 15 and 36 of the 1940 Act, to evaluate the terms of the proposed advisory and any sub-advisory agreements relating to the Pilgrim Funds. Further, with respect to each Registrant, ReliaStar also shall provide to the respective Board, with copies to Pilgrim, all information requested to approve the terms of the distribution agreement and to permit preparation of proxy materials or prospectuses, as the case may be, to be sent to the stockholders of each Registrant for the special meeting of stockholders referred in Section 7.6(b).

     6.4  Access to Information Regarding the Pilgrim Funds. Upon reasonable
          -------------------------------------------------
notice, Pilgrim shall (and shall cause its subsidiaries and the Pilgrim Funds to) afford to the officers, employees, accountants, counsel, and other representatives of ReliaStar, reasonable access, during normal business hours, to all its properties, books, contracts, commitments, and records and will cause its, its subsidiaries', and the Pilgrim Funds' employees, counsel, financial advisers, and auditors to cooperate with ReliaStar and its representatives in its investigation of the business of the Pilgrim Funds. Pilgrim shall (and shall cause its subsidiaries and the Pilgrim Funds to) furnish promptly to ReliaStar a copy of each report, schedule, registration statement, and other document filed or received by it during such period under the requirements of securities laws and all other information concerning its business, properties, and personnel as ReliaStar or its representatives may reasonably request. ReliaStar's investigations shall be conducted in a manner as not to unreasonably interfere with the operations of the Pilgrim Funds, and ReliaStar will take reasonable precautions to protect the confidentiality of any information of the Pilgrim Funds disclosed to such persons during the investigation. No information or knowledge obtained in any investigation under this Section 6.4 shall be deemed to modify a representation or warranty contained in this Agreement or the conditions to the obligation of ReliaStar to consummate the Merger.

     6.5  The Registrants' Registration Statements. Pilgrim and ReliaStar will
          ----------------------------------------
cooperate with each other and each will endeavor in good faith to cause each Registrant to file a post-effective amendment to that Registrant's registration statement on Form N-1A at least 60 days before the Closing, which amendment shall reflect all changes in that Registrant's affairs as a consequence of the transactions contemplated by this Agreement, and shall cooperate with one another in causing each Registrant to make any other filing necessary to satisfy disclosure requirements to enable the public distribution of the shares of beneficial interest of that Registrant to continue unabated after the Closing.

     6.6  Operations of the Pilgrim Funds. Pilgrim shall, or shall cause its
          -------------------------------
applicable subsidiaries to, (a) inform ReliaStar weekly of purchases and sales transactions of each Pilgrim Fund and provide weekly summaries of portfolio positions (no earlier than five business days from those transactions); (b) supply to ReliaStar unaudited financial statements of each Pilgrim Fund monthly;
(c) otherwise conduct its activities as investment adviser to each Pilgrim Fund in the ordinary course of business consistent with past practice, including the use of leverage by the closed-end Pilgrim Fund; and (d) provide ReliaStar with weekly sales and redemption reports.

     6.7  Undertakings Related to Section 15(f) of the 1940 Act. ReliaStar and
          -------------------------------------------------
Pilgrim agree that neither of them nor any of their affiliates has any express or implied understanding or arrangement that would impose an "unfair burden" (as defined in section 15(f)(2)(B) of the 1940 Act) on any of the Pilgrim Funds or would in any way violate section 15(f) of the 1940 Act as a result of the transactions contemplated by this Agreement. The parties agree to use their respective reasonable best efforts to comply and to cause the respective Boards to comply with the provisions of section 15(f) of the 1940 Act. Compliance with section 15(f) shall include the following requirements for the minimum time periods specified in that section:

          (a) for a period of three years after the Effective Time, at least 75% of the members of the Board of each Registrant involved, or any successor Board by reorganization or otherwise, shall not be "interested persons" (as defined in the 1940 Act) of the predecessor or new investment adviser or sub-adviser;

          (b) for a period of two years after the Effective Time, no unfair burden shall be imposed on a Pilgrim Fund (or any successor thereto by any reorganization or otherwise) or its stockholders; provided that it is understood that any payments or amounts received by Pilgrim or its affiliates in connection with the transaction contemplated hereunder and as specified hereunder shall not be deemed to violate ReliaStar's and its affiliates' compliance with the unfair-burden provisions of Section 15(f); and

          (c) all vacancies on the Board of each Pilgrim Fund (other than vacancies created by the death, disqualification, or resignation of any Board member interested in ReliaStar, Pilgrim, or any of its affiliates) shall be filled by a person who is not an interested person and who has been selected and proposed for election by a majority of the Board members who are not interested persons.

     6.8  Continued Qualification. Pilgrim shall use its reasonable best efforts
          -----------------------
to ensure that no Registrant takes any action that (a) would prevent any Pilgrim Fund from qualifying as a "regulated investment company" under Section 851 of the Code or (b) would be inconsistent with each Pilgrim Fund's prospectus and other offering, advertising, and marketing materials.

                                  ARTICLE VII

                       COVENANTS RELATING TO THE PARTIES
                       ---------------------------------

     7.1  Business Operations of Pilgrim. Pilgrim agrees as to itself and its
          ------------------------------
subsidiaries (except to the extent that ReliaStar otherwise consents (not be unreasonably withheld or delayed) in writing or as contemplated by this Agreement), to carry on its business in the usual and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over those debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, to keep available the services of its present officers and key employees and preserve its material relationships with clients, customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, and generally to preserve its goodwill and ongoing businesses. Except as expressly stated in this Agreement, Pilgrim may not (and may not permit any of its subsidiaries to), without the prior written consent of ReliaStar (not to be unreasonably withheld or delayed):

          (a) accelerate, amend, or change the period of exercisability of options, performance shares, or restricted stock granted under any stock plan or authorize cash payments in exchange for any awards granted under any of those plans, except as required by the terms of those plans or any related agreements or other arrangements in effect as of the date hereof;

          (b) transfer or license to any person or entity or otherwise extend, amend, or modify any of its Proprietary Rights;

          (c) declare or pay any dividends on or make any other distributions (whether in cash, stock, or property) in respect of shares of its capital stock, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of capital stock, or purchase, redeem, or otherwise acquire, or propose to purchase, redeem, or otherwise acquire, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any capital stock or any securities convertible into or exchangeable for capital stock;

          (d) issue, deliver, or sell or authorize or propose the issuance, delivery, or sale of any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants, or options to acquire, or other agreements or commitments of any character obligating it to issue, any such shares or other convertible securities (other than the grant of options to employees in a manner consistent with past practices and under the Pilgrim Stock Option Plans, and the issuance of shares upon the exercise of options that were either outstanding as of the date hereof or were granted after the date hereof in compliance with this Section 7.1(d));

          (e) acquire (whether by merger, consolidation, acquisition of stock or assets, or otherwise) any corporation, partnership, or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the business of Pilgrim and its subsidiaries, taken as a whole;

          (f) sell, lease, license, or otherwise dispose of any of its properties or assets that are material, individually or in the aggregate, to the business of Pilgrim and its subsidiaries, taken as a whole;

          (g) (1) increase the compensation or benefits payable or to become payable to its directors, officers, or employees, except for increases for non-executive-level employees in the ordinary course of business; (2) enter into any employment or severance agreements with any person; (3) grant any severance or termination pay to, except under agreements or policies disclosed in the Pilgrim Disclosure Schedule, or enter into any employment or severance agreement with, any employee, except severance agreements in accordance with the policies disclosed in the Pilgrim Disclosure Schedule; (4) enter into any collective bargaining agreement; (5) establish or, except as required by applicable law, amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, or other plan, trust, fund, policy, or arrangement for the benefit of any directors, officers, employees, or consultants; or (6) establish any new executive-officer employee position;

          (h) (1) revalue any of its assets, other than revaluations that are required in accordance with GAAP or in the ordinary course of business; or
     (2) change or modify in any material respect any existing accounting method, principle, or practice, other than as required by GAAP;

          (i) incur any indebtedness for borrowed money or guarantee or assume any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Pilgrim or any of its subsidiaries or guarantee any debt securities of others, or voluntarily prepay any outstanding indebtedness (provided that this Section 7.1(i) does not preclude intercompany indebtedness, guaranties, or assumptions), except for borrowings in the ordinary course consistent with Pilgrim's past practices under the revolving credit facility described in the Pilgrim Disclosure
     Schedule if, after giving effect thereto, the outstanding principal balance of all borrowings under such revolving credit facility does not exceed $15 million;

          (j) amend or propose to amend its charter, bylaws, or similar organizational documents;

          (k) make any capital expenditure or commitment for which it is not contractually bound at the date hereof, except for capital expenditures and commitments not to exceed $100,000 in total;

          (l) enter into any new Material Contract (other than in the ordinary course of business), or modify in any respect materially adverse to Pilgrim or any of its subsidiaries any existing Material Contract;

          (m) engage in the business of selling any products or services materially different from existing products and services, or enter into new lines of business;

          (n) enter into, terminate, or amend (1) any agreement under which it agrees to indemnify any party on behalf of its business or under which it agrees to refrain from competing with any party with respect to its business or (2) any investment advisory, sub-advisory, management, distribution, marketing, custody, or other service agreements relating to the Pilgrim Funds, except for selling agreements; or

          (o) agree to take any of the actions described in subsections (a) through (n) above, or take or agree to take any action that is reasonably likely to make any of Pilgrim's representations or warranties contained in this Agreement untrue or incorrect in any material respect as of the Effective Time.

          7.2  Cooperation.  Subject to compliance with applicable law, from the
               -----------
date hereof until the Effective Time, ReliaStar, Northstar, and Pilgrim shall confer on a regular and frequent basis with one or more representatives of the other parties to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other parties and their counsel with copies of all filings made by the party with any Governmental Authority in connection with this Agreement, the Merger, and the transactions contemplated hereby.

          7.3  Access to Information.  Upon reasonable notice, Pilgrim shall
               ---------------------
(and shall cause its subsidiaries to) afford to the officers, employees, accountants, counsel, and other representatives of ReliaStar, reasonable access, during normal business hours, to all its properties, books, contracts, commitments, and records and will instruct its, and its subsidiaries', employees, counsel, financial advisers, and auditors to cooperate with ReliaStar and its representatives in its investigation of the business of Pilgrim and its subsidiaries. Pilgrim shall (and shall cause its subsidiaries to) furnish promptly to ReliaStar (a) a copy of each report, schedule, registration statement, and other document filed or received by it during such period under the requirements of securities laws and (b) all other information concerning its business, properties, and personnel as ReliaStar or its representatives may reasonably request. ReliaStar's investigations shall be conducted in a manner as not to unreasonably interfere with the operations of Pilgrim and its subsidiaries, and ReliaStar will take reasonable precautions to protect the confidentiality of any information of Pilgrim and its subsidiaries disclosed to such persons during the investigation. No information or knowledge obtained in any investigation under this Section 7.3 shall be deemed to modify a representation or warranty contained in this Agreement or the conditions to the obligation of ReliaStar to consummate the Merger.

          7.4  No Solicitation.
               ---------------

               (a) Pilgrim may not, directly or indirectly, through any officer, director, employee, representative, or agent of Pilgrim, any of its subsidiaries, or the Pilgrim Funds:

                    (1) seek, encourage, initiate, or solicit any inquiries, proposals, or offers from any person or group to acquire any shares of capital stock (including by way of a tender offer, but nothing shall prohibit customary calls with analysts consistent with past practice in respect of Pilgrim results) of it, any of its subsidiaries, or any of the Pilgrim Funds, to merge or consolidate with it, any of its subsidiaries, or any Pilgrim Fund, or to otherwise acquire any significant portion of the assets of it, any of its subsidiaries, or the Pilgrim Funds, or similar transaction involving Pilgrim, any of its subsidiaries, or the Pilgrim Funds, other than the transactions contemplated by this Agreement (any of the foregoing inquiries, proposals, or offers being an "Acquisition Proposal");

                    (2) engage in negotiations or discussions concerning an Acquisition Proposal with any person or group or disclose or provide any non-public information relating to the business of Pilgrim, any of its subsidiaries, or any Pilgrim Fund, or afford access to the properties, books, or records of Pilgrim, any of its subsidiaries, or any Pilgrim Fund to any person or group that the party has reason to believe may be considering an Acquisition Proposal; or

                    (3)  agree to, approve, or recommend any Acquisition
               Proposal.

               (b) Any violation of the restrictions set forth in Section 7.4(a) by any director or officer of Pilgrim or any of its subsidiaries or any of Pilgrim or its subsidiaries' financial advisers, attorneys, accountants, or other representatives, whether or not acting on behalf of Pilgrim or its subsidiaries, shall be deemed a violation of Section 7.4(a) by Pilgrim.

               (c) Nothing contained in Section 7.4(a), however, prevents Pilgrim from (1) authorizing any of its officers, financial advisers, attorneys, accountants, or other representatives to furnish non-public information or access to, or to enter into discussions or negotiations with, any person in connection with a bona fide Acquisition Proposal by such person that has not been solicited after the date hereof, or recommending to its stockholders a bona fide written Acquisition Proposal that has not been solicited after the date hereof, if, and only to the extent that, (A) the Board of Directors of Pilgrim determines in good faith after advice from outside legal counsel that such action is necessary for it to comply with its fiduciary duties to stockholders under Delaware law,
     (B) before furnishing such non-public information to, or entering into discussions or negotiations with, such person, the Board of Directors receives from such person an executed confidentiality agreement on terms no less favorable to Pilgrim than those contained in the Confidentiality Agreement discussed in Section 7.14, (C) the Board of Directors determines in good faith that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal (as defined in Section 7.4(d)), and (D) the Acquisition Proposal did not result from a breach of Section 7.4(a), or (2) complying with Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal; provided, however, that the
                                             --------  -------
     foregoing clause (2) shall not alter the covenants of Pilgrim set forth in clause (3) of Section 7.4(a).

               (d) For purposes of this Agreement, "Superior Proposal" means an Acquisition Proposal that the Board of Directors of Pilgrim determines in its good faith judgment, based upon advice of its outside legal counsel and financial adviser, to be more favorable to its stockholders than the Merger and for which financing, to the extent required, is committed or, in the good faith judgment of the Board of Directors, is reasonably capable of being obtained by the third party.

               (e) Pilgrim shall immediately cease and cause to be terminated any activities, discussions, or negotiations, existing on the date hereof, with any person with respect to any Acquisition Proposal, and will promptly request that each such person return or destroy all confidential information previously produced to that person by Pilgrim or its subsidiaries.

               (f) Pilgrim shall immediately notify ReliaStar upon receipt by it or its advisers of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books, or records thereof by any person that informs Pilgrim that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the terms and conditions of the proposal, inquiry, or contact, but need not disclose the identity of the person making the Acquisition Proposal or the request. If ReliaStar is notified by Pilgrim of a Superior Proposal, then ReliaStar shall have five business days to make a counter proposal; provided, however, that neither the
                                      --------  -------
     submission nor the failure to submit such a counter proposal shall affect ReliaStar's right to be paid a termination fee under Section 10.3.

     7.5  Proxy Statement/Prospectus; Board Recommendation.  As promptly as
          ------------------------------------------------
practicable after the execution hereof, ReliaStar and Pilgrim shall jointly prepare a proxy statement/prospectus (the "Proxy Statement/Prospectus"), which shall be sent to the stockholders of Pilgrim in connection with the special meeting of Pilgrim's stockholders to consider the approval of this Agreement and the Merger and the receipt of ReliaStar Common Stock in the Merger. The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of Pilgrim in favor of this Agreement and the Merger; provided that the Board of Directors of Pilgrim may withdraw such recommendation if it determines that there exists a Superior Proposal and its Board of Directors determines that the withdrawal of the recommendation is necessary for the Board of Directors to comply with its fiduciary duties under the Delaware law. The parties shall use their respective reasonable best efforts to cause the Proxy Statement/Prospectus to become effective under the Securities Act.

     7.6  Stockholders' Meetings of Pilgrim and the Pilgrim Funds; Consents for
          ---------------------------------------------------------------------
Pools.
-----

          (a) Pilgrim shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement and the Merger. The special meeting of Pilgrim's stockholders shall be held to vote on the approval of this Agreement and the Merger whether or not the Board of Directors of Pilgrim determines at any time after the date of this Agreement that this Agreement and the Merger are no longer advisable and recommends that Pilgrim stockholders reject this Agreement and the Merger. Subject to Section 7.5, Pilgrim shall, through its Board of Directors, recommend to its stockholders approval of this Agreement and the Merger and use its best efforts to solicit from its stockholders proxies in favor of approval of this Agreement and the Merger.

          (b) Pilgrim will use and will cause its subsidiaries to use their best efforts to obtain, as promptly as reasonably practicable, the agreement of the Board of each Registrant to call a special meeting of stockholders to be held as promptly as reasonably practicable for the purpose of voting upon the approval of the advisory and any sub-advisory agreements and the amended Rule 12b-1 distribution plan, if required by the 1940 Act and, to the extent consistent with its fiduciary duties under the 1940 Act, to recommend that shareholders approve such proposed advisory and any sub-advisory agreements and any such distribution plan.

          (c) With respect to each Pool, Pilgrim and its subsidiaries, and ReliaStar and Northstar will each use its reasonable best efforts in good faith to obtain (and cooperate with one another in obtaining), as promptly as practicable, any consent required of each other party or of other required persons under any Management Agreement to the assignment, if any, of such Management Agreements before the Closing.

     7.7  Legal Conditions to Merger.  Each of ReliaStar, Northstar, and Pilgrim
          --------------------------
shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to the Merger (including furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Authorities) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger. Each of ReliaStar and Pilgrim shall, and shall cause its subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order, or approval of, or any exemption by, any Governmental Authority or other public third party, required to be obtained or made by ReliaStar, Pilgrim, or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. Nothing in this Section 7.7, however, shall require ReliaStar or any of its subsidiaries, in connection with the receipt of any regulatory approval, to agree (a) to sell, discontinue, or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of it or any of its affiliates, or (b) to any conditions relating to, or changes or restriction in, the operations of any such assets or businesses that is reasonably likely to materially and adversely impact the economic or business benefits to ReliaStar and Northstar of transactions contemplated hereby.

     7.8  Tax-Free Reorganization.
          -----------------------

          (a) ReliaStar and Pilgrim shall each use all reasonable best efforts to cause the Merger to be treated as a reorganization within the meaning of
     Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code (a
     "Reorganization"), including any mutually agreeable re-allocation of the Merger Consideration between the Share Consideration and the Cash Consideration that is reasonably necessary to obtain such treatment.

          (b) To the extent permitted under applicable tax laws, the Merger shall be reported as a Reorganization in all federal, state, and local Tax Returns filed after the Effective Time.

          (c) At the Effective Time, ReliaStar, Pilgrim, and Northstar will use all reasonable best efforts so that none will be an investment company, as defined in Section 368(a)(2)(F) of the Code, unless it is a regulated investment company or a corporation that meets the requirements of Code
     Section 368(a)(2)(F)(ii).

     7.9  NYSE Listing.  ReliaStar shall cause the shares of ReliaStar Common
          ------------
Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, before the Closing Date.

     7.10 Stock Plans and Options.
          -----------------------

          (a) At the Effective Time, the Pilgrim Options shall be assumed by ReliaStar. Each Pilgrim Option so assumed by ReliaStar under this Agreement shall continue to have, and be subject to, substantially the same terms and conditions as were applicable under the Pilgrim Option Plans and the documents governing the Pilgrim Options immediately before the Effective Time, except that each Pilgrim Option will be exercisable for that number of whole shares of ReliaStar Common Stock equal to the product of the number of shares of Pilgrim Common Stock that were issuable upon exercise of the option immediately before the Effective Time multiplied by the Option Ratio (as defined in Section 7.10(d)) and rounded to the nearest whole number of shares of ReliaStar Common Stock, and the per-share exercise price for the shares of ReliaStar Common Stock issuable upon exercise of such assumed Pilgrim Option will be equal to the quotient determined by dividing the exercise price per share of Pilgrim Common Stock at which the option was exercisable immediately before the Effective Time by the Option Ratio, rounded to the nearest whole cent. It is the intention of the parties that the Pilgrim Options so assumed by ReliaStar qualify following the Effective Time as "incentive stock options," as defined in Section 422 of the Code, to the extent such options qualified as incentive stock options immediately before the Effective Time.

          (b) ReliaStar shall also assume Pilgrim's obligations under its 1996 Performance Share Plan. Each Performance Share granted under that plan on or before the date of this Agreement shall be converted into ReliaStar Performance Shares by multiplying the number of shares of Pilgrim Common Stock that could be issued pursuant to all such Performance Shares by the Option Ratio, and rounding the result to the nearest whole number of shares of ReliaStar Common Stock, and the per-share exercise price for each such Parent Performance Share will be equal to the quotient determined by dividing the exercise price at which such Performance Share was exercisable immediately before the Effective Time by the Option Ratio, rounded to the nearest whole cent. The resulting number will equal the number of ReliaStar Performance Shares, so that each ReliaStar Performance Share will represent the right to receive one share of ReliaStar Common Stock.

          (c) ReliaStar shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of ReliaStar Common Stock for delivery upon exercise of all Pilgrim Options and Performance Shares assumed in accordance with this
     Section 7.10. As soon as practicable after the Effective Time, ReliaStar shall file a registration statement on Form S-8 (or other applicable form) with respect to the shares of ReliaStar Common Stock subject to those options and performance shares and shall use its best efforts to maintain the effectiveness of the registration statement for so long as those options remain outstanding.

          (d) For purposes of this Agreement, the "Option Ratio" shall equal the quotient obtained by dividing (1) the Dollar Denominated Consideration by
     (2) the ReliaStar Average Share Price.

     7.11  Consents.  Pilgrim shall use all reasonable efforts to obtain all
           --------
necessary third-party consents, waivers, and approvals under any of Pilgrim's material agreements, contracts, licenses, or leases to consummate the Merger and the transactions contemplated thereby.

     7.12  Pilgrim Mutual Fund Assets Under Management.  Not less than one
           -------------------------------------------
trading day prior to the Closing Date, Pilgrim shall deliver to ReliaStar a schedule setting forth the amount of Pilgrim Mutual Fund Assets Under Management and the dollar value of the Pools.

     7.13  Additional Agreements; Reasonable Efforts.  Subject to the terms
           -----------------------------------------
hereof, including Section 7.5, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement.

     7.14  Confidentiality Agreement.  The Confidentiality Agreement between
           -------------------------
ReliaStar and Pilgrim dated April 15, 1998 shall remain in full force and effect until the Effective Time. Until the Effective Time, the parties shall comply with the terms of the Confidentiality Agreement.



                                 ARTICLE VIII

                             CONDITIONS PRECEDENT
                             --------------------

     8.1   Conditions to the Parties' Obligation to Effect the Merger.  The
           ----------------------------------------------------------
respective obligations of the parties to effect the Merger are subject to the satisfaction before the Closing of the following conditions, any of which may be waived, to the extent legally allowed, in writing, by mutual written consent of the parties:

           (a) Stockholder Approval.  This Agreement and the Merger shall have
               --------------------
     been approved by the requisite vote of the stockholders of Pilgrim, as required by the Delaware Law and by any applicable provisions of Pilgrim's Certificate of Incorporation and Bylaws. The proposals to be acted upon at the special meetings of stockholders of the Registrants discussed in
     Section 7.6(b) shall have received affirmative votes sufficient for their adoption. The consents required under Section 7.6(c), if any, shall have been obtained.

          (b) HSR Act.  The waiting period (and any extension thereof)
              -------
     applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (c) Approvals.  There shall have been obtained all permits, consents,
              ---------
     and approvals of all Governmental Authorities of the type referred to in clauses (A), (B), (D), (E), and (G) of Section 3.2(d)(2).

          (d) No Injunctions or Restraints; Illegality.  No temporary
              ----------------------------------------
     restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall have been issued, nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to the Merger which makes the consummation of the Merger illegal.

          (e) Tax Opinions.  ReliaStar shall have received the opinion of Faegre
              ------------
     & Benson LLP, and Pilgrim shall have received the opinion of Dechert Price & Rhoads, each to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code. The opinions shall be dated on or about the date the Proxy Statement/Prospectus is first mailed to the stockholders of Pilgrim and shall be updated as of the Effective Time. In connection with the giving of the tax opinions, counsel shall be entitled to rely upon tax certificates of Pilgrim, ReliaStar, Northstar, and other applicable persons in such form and substance as is customary in the giving of such opinions.

          (f) Proxy Statement/Prospectus.  The SEC shall  have declared the
              --------------------------
     registration statement containing the Proxy Statement/Prospectus effective under the Securities Act, and no stop order or similar order suspending the effectiveness of that registration statement shall be pending before or threatened by the SEC or any state securities administrator.

     8.2  Additional Conditions to the Obligations of ReliaStar and Northstar.
          -------------------------------------------------------------------
The obligations of ReliaStar and Northstar to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing by ReliaStar and Northstar:

          (a) Representations and Warranties.  The representations and
              ------------------------------
     warranties of Pilgrim contained in Articles III and IV hereof shall,

               (1) with respect to representations and warranties qualified by Material Adverse Effect language, be true and correct in all respects as of the date hereof,

               (2) with respect to representations and warranties not so qualified, be true and correct in all material respects as of the date hereof, and

               (3) with respect to all such representations and warranties, be true and correct in all respects immediately before the Effective Time, with the same force and effect as if made as of the Effective Time, except where the failure of the representations and warranties in the aggregate to be true and correct would not have a Material Adverse Effect on Pilgrim or any Pilgrim Fund (provided that, solely for purposes of this Section 8.2(a)(3), any representation or warranty in Article III or IV that is qualified by any materiality qualification shall be read as if that language were not present in the applicable Sections of Articles III and IV), and except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of that date.

          (b)  Performance of Obligations of Pilgrim.  Pilgrim shall have
               -------------------------------------
     performed in all material respects all obligations required to be performed by it under this Agreement at or before the Closing Date.

          (c)  No Material Adverse Change.  Since the date hereof, no Material
               --------------------------
     Adverse Effect with respect to Pilgrim or any of the Pilgrim Funds shall have occurred.

          (d)  Officers' Certificate.  ReliaStar shall have received a
               ---------------------
     certificate signed on behalf of Pilgrim by the Chief Executive and Chief Financial Officers of Pilgrim confirming the satisfaction of subsections
     (a), (b), and (c) of this Section 8.2.

          (e)  Pilgrim Mutual Fund Assets Under Management.  Pilgrim Mutual
               -------------------------------------------
     Fund Assets Under Management shall not be less than 55% of the Base Amount.

          (f)  Legal Opinions.  ReliaStar shall have received an opinion of
               --------------
     Bryan Cave LLP, Dechert Price & Rhoads, and White & Case (or such other outside legal counsel selected by Pilgrim and reasonably acceptable to ReliaStar), each, special legal counsel to Pilgrim and/or the Pilgrim Funds, dated the Closing Date and in substantially the forms contained in Exhibit A.

          (g)  Comfort Letter.  ReliaStar shall have received from KPMG Peat
               --------------
     Marwick LLP a letter, dated the date of the Information Statement, with respect to certain financial information regarding Pilgrim and its subsidiaries included in the Proxy Statement/Prospectus, which shall be in form and substance reasonably satisfactory to

     ReliaStar and customary in scope and substance for letters delivered by independent public accountants in connection with statements similar to the Proxy Statement/Prospectus.

          (h)  Dissenters' Rights.  The number of Dissenting Shares shall not
               ------------------
     equal more than 7.5% of the total of the outstanding shares of Pilgrim Common Stock.

          (i)  Certain Consents.  Pilgrim shall have obtained in writing all
               ----------------
     consents, waivers, or approvals, necessary to provide that consummation of the Merger does not constitute a default under, or effect or give rise to a right of termination of, each of the Material Contracts identified by an asterisk in Part 3.2(d)(4) of the Pilgrim Disclosure Schedule.

     8.3  Additional Conditions to the Obligation of Pilgrim.  The obligation of
          --------------------------------------------------
Pilgrim to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived in writing by Pilgrim:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of ReliaStar and Northstar contained in Article V hereof shall,

               (1) with respect to representations and warranties qualified by Material Adverse Effect language, be true and correct in all respects as of the date hereof,

               (2) with respect to representations and warranties not so qualified, be true and correct in all material respects as of the date hereof, and

               (3) with respect to all such representations and warranties, be true and correct in all respects immediately before the Effective Time, with the same force and effect as if made as of the Effective Time, except where the failure of the representations and warranties in the aggregate to be true and correct would not have a Material Adverse Effect on ReliaStar and Northstar or (provided that, solely for purposes of this Section 8.3(a)(3), any representation or warranty in Article V that is qualified by any materiality qualification shall be read as if that language were not present in the applicable Sections of Article V), and except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of that date.

          (b)  Performance of Obligations of ReliaStar and Northstar.  ReliaStar
               -----------------------------------------------------
     and Northstar shall have performed in all material respects all obligations required to be performed by them under this Agreement at or before the Closing Date.

          (c)  No Material Adverse Change.  Since the date hereof, no Material
               --------------------------
     Adverse Effect shall have occurred with respect to ReliaStar.

          (d)  Officers' Certificate.  Pilgrim shall have received a certificate
               ---------------------
     signed on behalf of ReliaStar by a Senior Vice President of ReliaStar, and on behalf of Northstar by the President or any Vice President of Northstar, confirming the satisfaction of subsections (a), (b) and (c) of this Section 8.3.

          (e)  NYSE.  The shares of ReliaStar Common Stock to be issued in the
               ----
     Merger shall have been approved for listing on the NYSE.

          (f)  Legal Opinion.  Pilgrim shall have received an opinion of Faegre
               -------------
     & Benson LLP, special legal counsel to ReliaStar, and of Richard R. Crowl, General Counsel of ReliaStar, each dated the Closing Date and in substantially the form contained in Exhibit B.

          (g)  Comfort Letter.  Pilgrim shall have received from Deloitte &
               --------------
     Touche LLP a letter, dated the date of the Proxy Statement/Prospectus, with respect to certain financial information regarding ReliaStar included in the Proxy Statement/Prospectus, which shall be in form and substance reasonable satisfactory to Pilgrim and customary in scope and substance for letters delivered by independent public accountants in connection with statements similar to the Proxy Statement/Prospectus.



                                  ARTICLE IX

               CONDUCT AND TRANSACTIONS AFTER THE EFFECTIVE TIME
               -------------------------------------------------

     9.1  Employee Matters.
          ----------------

          (a) From and after the Effective Time, the employee pension benefit plans, as defined in Section 3(2) of ERISA, and welfare and other benefit plans, programs, and arrangements in effect as of the Effective Time shall, subject to applicable law, the terms of this Agreement, and the terms of such plans, programs, and arrangements, remain in effect with respect to the employees of Pilgrim and its subsidiaries until such time as the Surviving Corporation shall adopt new employee benefit plans and arrangements with respect to employees of the Surviving Corporation and its subsidiaries; provided, however, that for employees on Pilgrim's or its subsidiaries' payroll as of the Closing Date, such benefit plans and arrangements shall (1) contain no pre-existing condition exclusions and (2) not be less favorable, in the aggregate, than the benefit plans and arrangements provided to similarly situated employees of ReliaStar.

          (b) From and after the Effective Time, for purposes of determining eligibility, vesting, and entitlement to vacation and severance benefits for employees employed by Pilgrim or any of its subsidiaries immediately before the Effective Time under any compensation, severance, welfare, pension, benefit, or savings plan of the Surviving

     Corporation or any of its affiliates in which such employees of Pilgrim and its subsidiaries were, or could reasonably expect to become, eligible to participate, service with Pilgrim or any of its subsidiaries shall be credited as if such service had been rendered to the Surviving Corporation or such affiliate; provided, however, that such service credit shall not
                        --------  -------
     operate to duplicate any benefit or the funding thereof.

     9.2  Indemnification.  All rights to indemnification, expense advancement,
          ---------------
and exculpation existing in favor of any present or former director, officer, employee, or agent of Pilgrim or any of its subsidiaries as provided in the charter, bylaws, or similar organizational documents of Pilgrim or any of its subsidiaries or by law as in effect on the date hereof shall survive the Merger and continue in full force and effect without amendment thereto for a period of at least six years after the Effective Time (or, if any relevant claim is asserted or made within that six-year period, until final disposition of the claim) with respect to matters occurring at or before the Effective Time, and no action taken during that period shall be deemed to diminish the obligations set forth in this Section 9.2. Further, the Surviving Corporation, by virtue of the Merger and without further action, shall assume as of the Effective Time all indemnification agreements of Pilgrim in effect as of the date hereof. ReliaStar hereby guarantees the performance of the covenants set forth in this Section
9.2. The provisions of this Section 9.2 are intended for the benefit of, and shall be enforceable by, directors, officers, and others entitled to indemnification hereunder and their respective heirs and personal representatives.

     9.3  Directors and Officers Liability Insurance.  For a period of at least
          ------------------------------------------
six years after the Effective Time, ReliaStar shall maintain in effect either
(a) policies of directors' and officers' liability insurance providing at least the same coverage and amounts and containing terms and conditions that are no less advantageous in any material respect to the insured parties under such policies maintained by Pilgrim as of the date hereof with respect to claims arising from facts or events that occurred at or before the Effective Time (including consummation of the transactions contemplated by this Agreement), or
(b) a run-off (that is, a "tail") policy or endorsement with respect to the current policy of directors' and officers' liability insurance covering claims asserted within six years after the Effective Time arising from facts or events that occurred at or before the Effective Time (including consummation of the transactions contemplated by this Agreement); and such policies or endorsements shall name as insureds thereunder all present and former directors and officers of Pilgrim or any of its subsidiaries.



                                   ARTICLE X

                                  TERMINATION
                                  -----------

     10.1 Generally.  This Agreement may be terminated at any time before the
          ---------
Effective Time, whether before or after approval by the stockholders of Pilgrim:

          (a)  by mutual written consent of ReliaStar, Northstar, and Pilgrim;

          (b) by ReliaStar and Northstar or by Pilgrim if the transactions contemplated hereby have not been consummated on or before March 31, 2000 (which date may be extended by mutual agreement of ReliaStar, Northstar, and Pilgrim), provided that such failure is not due to the failure of the party seeking to terminate this Agreement to comply in all material respects with its obligations under this Agreement;

          (c) by ReliaStar and Northstar, if (1) any of the conditions set forth in Sections 8.1 or 8.2 shall become impossible to fulfill other than for reasons within the control of ReliaStar or Northstar, and such conditions shall not have been waived under Article VIII, or (2) the stockholders of Pilgrim fail to approve this Agreement and the Merger by the vote required by the Delaware Law and Pilgrim's Certificate of Incorporation and Bylaws at the first stockholders' meeting called for that purpose, including any adjournments thereof;

          (d) by Pilgrim, if (1) any of the conditions set forth in Sections 8.1 or 8.3 shall become impossible to fulfill other than for reasons within the control of Pilgrim, and such conditions shall not have been waived under
     Article VIII, or (2) the stockholders of Pilgrim fail to approve this Agreement and the Merger by the vote required by the Delaware Law and Pilgrim's Certificate of Incorporation and Bylaws at the first stockholders' meeting called for that purpose, including any adjournments thereof;

          (e) by ReliaStar and Northstar, if the Pilgrim Board of Directors withdraws or adversely modifies its recommendation to its stockholders of this Agreement and the Merger;

          (f) by ReliaStar and Northstar, if Pilgrim shall have (1) failed to observe or perform in any material respect any of its covenants set forth in this Agreement that cannot be or has not been cured within 30 days of the giving of written notice to Pilgrim of such failure or, (2) breached a representation or warranty contained in Article III or IV hereof, and such breach cannot be or has not been cured within 30 days of the giving of written notice to Pilgrim of such breach, and the condition set forth in
     Section 8.2(a) cannot be satisfied;

          (g) by Pilgrim, if ReliaStar or Northstar shall have (1) failed to observe or perform in any material respect any of its covenants set forth in this Agreement that cannot be or has not been cured within 30 days of the giving of written notice to ReliaStar of such failure or, (2) breached a representation or warranty contained in Article V hereof, and such breach cannot be or has not been cured within 30 days of the giving of written notice to ReliaStar of such breach, and the condition set forth in Section 8.3(a) cannot be satisfied.

     10.2 Procedure and Effect of Termination.  Upon termination of this
          -----------------------------------
Agreement by Pilgrim or by ReliaStar and Northstar under Section 10.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the Merger shall be abandoned without further action by any of the parties. If this Agreement is terminated as provided herein, no party shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 10.3 or to the extent the termination is the direct result of a willful and material breach by the party of a representation, warranty, or covenant contained in this Agreement.

     10.3 Expenses; Termination Fee.
          -------------------------

          (a) All expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring the expenses.

          (b) If this Agreement is terminated by ReliaStar under Section 10.1(c)(2), (e), or (f), or by Pilgrim under Section 10.1(d)(2),

               (1) then Pilgrim shall, within five business days of termination, pay to ReliaStar an amount, not to exceed $2 million, equal to all reasonable out-of-pocket expenses (including fees and costs of attorneys and accountants) incurred by ReliaStar or Northstar in connection with the transactions contemplated by this Agreement; and

               (2) if, on or before the date that is one year after the date of termination, a Third-Party Transaction (as defined in subsection (d) below) is consummated, then Pilgrim shall, within five business days after the consummation of such Third-Party Transaction, pay to ReliaStar an additional $8 million.

          (c) If this Agreement is terminated by Pilgrim under Section 10.1(g), then ReliaStar shall, within five business days of termination, pay to Pilgrim an amount, not to exceed $2 million, equal to all reasonable out-of-pocket expenses (including fees and costs of attorneys and accountants) incurred by Pilgrim in connection with the transactions contemplated by this Agreement.

          (d) As used in Section 10.3(b), "Third-Party Transaction" means the occurrence of any of the following events: (1) the acquisition of Pilgrim by merger, consolidation, statutory share exchange, or other business combination transaction by any person other than ReliaStar or any affiliate thereof (a "Third Party"), in which the holders of shares of Pilgrim Common Stock do not, immediately after the transaction, directly or indirectly own more than 50% of the voting power of the capital stock of Pilgrim or the surviving corporation in substantially the same proportion as before the transaction; (2) the acquisition by any Third Party of 50% or more (in book value or market value) of the total assets of Pilgrim and its subsidiaries, taken as a whole; or (3) the acquisition by a Third Party of 50% or more of the outstanding shares of Pilgrim Common Stock, whether by tender offer, exchange offer, or otherwise.

          (e) This Section 10.3 shall survive termination of this Agreement for any reason for a period of 13 months thereafter.

                                  ARTICLE XI
                                  ----------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     11.1  Termination of Representations and Warranties.  The representations
           ---------------------------------------------
and warranties set forth in this Agreement (including those set forth in the Pilgrim Disclosure Schedule and the ReliaStar Disclosure Schedule) or in any certificate furnished under this Agreement shall not survive the Effective Time. This Section 11.1 shall not limit any covenant or agreement of the parties that, by its terms contemplates performance after the Effective Time.

     11.2  Amendment and Modification.  To the extent permitted by applicable
           --------------------------
law, this Agreement may be amended, modified, or supplemented only by written agreement of the parties at any time before the Effective Time with respect to any of the terms contained herein, except that after the special meeting of Pilgrim's stockholders to approve this Agreement and the Merger, the amount and form of the consideration payable in the Merger may not be altered without the approval of the stockholders of Pilgrim.

     11.3  Waiver of Compliance; Consents.  Any failure of a party to comply
           ------------------------------
with any obligation, covenant, agreement, or condition herein, to the extent legally allowed, may be waived in writing by the other, but any such waiver or failure to insist upon strict compliance with the obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, the consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.3.

     11.4  Press Releases and Public Announcements.  No party may issue any
           ---------------------------------------
press release or make any public announcement relating to the subject matter hereof without the prior written approval of the other parties, which may not be unreasonably withheld; provided, however, that each party may make any public
                       --------  -------
disclosure it believes in good faith is required by applicable law, SEC regulations, or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will use its reasonable best efforts to consult with and advise the other parties regarding the form and content of the disclosure before making the disclosure).

     11.5  Notices.  All notices and other communications hereunder shall be in
           -------
writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service or facsimile, effective when delivered, or if mailed by registered or certified mail (return receipt requested), effective three business days after mailing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  If to ReliaStar or Northstar:

                    ReliaStar Financial Corp.
                    20 Washington Avenue South
                    Minneapolis, Minnesota  55401

                    Attention:  General Counsel
                    Facsimile:  (612) 342-3160

                         with a copy to:

                    Faegre & Benson LLP
                    2200 Norwest Center
                    90 South Seventh Street
                    Minneapolis, Minnesota  55402

                    Attention:  Thomas G. Morgan
                    Facsimile:  (612) 336-3026

                    (b)  If to Pilgrim:

                    Pilgrim America Capital Corporation
                    Two Renaissance Square
                    40 North Central Avenue, Suite 1200
                    Phoenix, Arizona  85004-4424

                    Attention:  James M. Hennessy
                    Facsimile:  (602) 417-8301

                    with a copy to:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA  19103-2793

                    Attention:  Christopher G. Karras
                    Facsimile:  (215) 994-2222


     11.6 Assignment.  This Agreement and all of its provisions shall be binding
          ----------
upon and shall inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other parties. This Agreement is not intended to confer upon any other person except the parties any rights or remedies hereunder.

     11.7  Interpretation. As used in this Agreement, unless otherwise defined
           --------------
herein:

     (a)   "including" means "including without limitation";

     (b) "person" means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an incorporated organization, or a government or any department or agency thereof;

     (c) "affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act;

     (d) "business day" means any day other than a Saturday, Sunday, or a day that is a statutory holiday under the laws of the United States or the States of Minnesota or Arizona;

     (e)   all dollar amounts are expressed in United States funds;

     (f) "to the knowledge of a party" or any similar phrase means the actual knowledge of one or more of the executive officers of the party; and

     (g) "subsidiary" of any specified corporation means any corporation of which the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by the corporation.

     11.8  Governing Law.  This Agreement shall be governed by the laws of the
           -------------
State of Delaware, without giving effect to choice-of-law principles.

     11.9  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.10 Headings; Internal References.  The Article and Section headings
           -----------------------------
contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not affect the interpretation hereof.

     11.11 Entire Agreement.  This Agreement, including the schedules and
           ----------------
exhibits hereto, the Pilgrim Disclosure Schedule, the ReliaStar Disclosure Schedule, and the Confidentiality Agreement, embody the entire agreement and understanding of the parties in respect of the subject matter contained herein and supersede all prior agreements and understandings among the parties with respect to that subject matter. There are no restrictions, promises, representations, warranties (express or implied), covenants, or undertakings of the parties, other than those expressly set forth or referred to in this Agreement.

     11.12 Severability.  If any provision hereof is held by a court of
           ------------
competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall continue in full force and effect and will in no way be affected or invalidated.

     11.13 Equitable Remedies.  The parties agree that money damages or other
           ------------------
remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled, to the fullest extent permitted by law, to an injunction restraining such breach, violation, or default or threatened breach, violation, or default and to any other equitable relief, including specific performance, without bond or other security being required.

     11.14 Disclosure Schedules.  The Pilgrim Disclosure Schedule and the
           --------------------
ReliaStar Disclosure Schedule have been arranged in a manner that corresponds to the Sections of this Agreement; provided that a disclosure made in any section of the Pilgrim Disclosure Schedule or the ReliaStar Disclosure Schedule that is sufficient to reasonably inform the recipient of information required to be disclosed in another section of the applicable disclosure schedule to avoid a misrepresentation under a Section of this Agreement shall be deemed, for all purposes of this Agreement, to have been made under the other section of the applicable disclosure schedule. The mere listing in the Pilgrim Disclosure Schedule or the ReliaStar Disclosure Schedule, however, of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty has to do with the existence of the document or other item itself or the mere listing of the document or item in the applicable disclosure schedule otherwise reasonably informs the recipient of an exception to the representation or warranty). It is understood and agreed by the parties that the disclosure of any events or circumstances contained in the disclosure schedules provided herewith shall not, in any event, be deemed to constitute any party's representation or belief that any such event or circumstance constitutes, or otherwise may result in, a Material Adverse Effect.

     In witness whereof, ReliaStar, Northstar, and Pilgrim have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                              RELIASTAR FINANCIAL CORP.


                              By     /s/ John G. Turner
                                 ---------------------------------------------
                                 Its  Chairman and Chief Executive Officer
                                     -----------------------------------------


                              NORTHSTAR HOLDING, INC.


                              By   /s/ Richard R. Crowl
                                 ---------------------------------------------
                                 Its  Vice President
                                     -----------------------------------------


                              PILGRIM CAPITAL CORPORATION


                              By  /s/ Robert W. Stallings
                                 ---------------------------------------------
                                 Its  Chairman, President and Chief Executive
                                     -----------------------------------------
                                       Officer
                                     -----------------------------------------